Exhibit 10.21

LEASE

301 Treble Cove Road Billerica, LLC,

a Massachusetts limited liability company, as

Landlord,

and

BioLife Solutions, Inc., a

Delaware corporation,

as Tenant

with respect to certain premises containing

approximately 26,800 square feet of space

at

301 Treble Cove Road in

Billerica, Massachusetts

-i-

ARTICLE I: BASIC TERMS

1.1.         Reference Subjects. The following terms used in this Lease shall have the meanings set forth below.

Effective Date:	January 29, 2021

Landlord:	301 Treble Cove Road Billerica, LLC, a Massachusetts limited liability company

Tenant:	BioLife Solutions, Inc., a Delaware corporation

Land:	That certain parcel of land located in Billerica, Massachusetts owned by Landlord and more particularly described in Exhibit A-2 attached to and hereby made a part of this Lease.

Building:	That certain building to be constructed on the Land, as more particularly described as Landlord’s Work in Exhibit C attached to and hereby made a part of this Lease.

Property:	The Land, the Building, and all other improvements (if any) located or to be located on the Land.

Premises:	That certain portion of the Building shown on Exhibit A-1 attached hereto, consisting of approximately 26,800 square feet, to be measured in accordance with the BOMA Industrial Standard of Measurement (ANSI Z65.2-2012) (the “BOMA Standard”).

Tenant’s Proportionate Share:	33%

Landlord’s Work:	The construction of the Building to be made by Landlord in accordance with the terms and conditions of Article XIII of this Lease and Exhibit C.

Substantial Completion Target Date:	One hundred (100) days (subject to extension for Tenant Delay or Force Majeure) after the date on which the Building Permit (as defined in Section 3.2 hereof) for Landlord’s Work is issued.

Commencement Date:	The earlier of (a) the date that Landlord’s Work is Substantially Complete as provided in Article XIII below and Landlord delivers a certificate of occupancy or temporary certificate of occupancy (in either case, a “Certificate of Occupancy”) to Tenant (or the date on which the same would have occurred if not for Tenant Delay) and (b) June 1, 2021.

Rent Commencement Date:	The date that is one hundred fifty (150) days following the Commencement Date.

Expiration Date:	The last day of calendar month in which the date this is ten (10) years and five (5) months after the Commencement Date occurs.

Original Term:	Ten (10) years and five (5) months commencing on the Commencement Date and ending on the Expiration Date

Extended Terms:	Two (2) option period of five (5) years each, as more particularly described in Section 2.3 hereof

Lease Term:	The Original Term, together with any Extended Term(s) that may become effective in accordance with Section 2.3 hereof

Lease Year:	Each period beginning on the Commencement Date or an anniversary thereof and ending on the day immediately preceding the subsequent anniversary of the Commencement Date.

If the Commencement Date does not occur on the first (1st) day of a calendar month, then the “anniversary of the Commencement Date,” whenever used in this Lease, will be deemed to occur on the anniversary of the first (1st) day of the first (1st) full calendar month of the Lease Term.

Permitted Uses:	Office, light assembly, and warehouse. To the extent all required governmental and quasi-governmental approvals, consents, and the like are granted in connection with the same, the following may be deemed added to the list of Permitted Uses: temperature control storage of pharmaceuticals and related compounds and products.

Security Deposit:	$57,562.12, as required to be delivered by Tenant to Landlord pursuant to the terms and conditions of Section 9.10 hereof, in the form of an unconditional, irrevocable letter of credit in form reasonably satisfactory to Landlord.

Base Rent:	Period of Time During Lease Term	Annual Amount	Monthly Payment
	*Lease Year 1	$321,600.00	$26,800.00
	Lease Year 2	$329,640.00	$27,470.00
	Lease Year 3	$337,948.00	$28,162.33
	Lease Year 4	$346,524.00	$28,877.00
	Lease Year 5	$355,100.00	$29,591.67
	Lease Year 6	$363,944.00	$30,328.67
	Lease Year 7	$373,056.00	$31,088.00
	Lease Year 8	$382,436.00	$31,869.67
	Lease Year 9	$392,084.00	$32,673.67
	Lease Year 10	$402,000.00	$33,500.00
	Lease Year 11	$412,184.00	$34,348.67

*If the Commencement Date does not occur on the first (1st) day of a calendar month, then the partial calendar month beginning on the Commencement date will be considered part of Lease Year 1. Lease Year 2 will commence on the first anniversary of the Commencement Date. Base Rent for any partial month will be prorated, with one- thirtieth (1/30) of the monthly Base Rent payment due for each day of such partial month.

Broker(s):	Landlord’s Broker:	CBRE, Inc.
33 Arch Street, 28th Floor Boston, MA 02110 Attn: Robert Gibson, Jr.

	Tenant’s Broker:	JLL One Post Office Square Boston, MA 02109 Attn: Brian Morrissey

Address for Rent Payments:	301 Treble Cove Road Billerica, LLC c/o Calare Properties, Inc. 30 Speen Street Framingham, MA 02111

Exhibits:	A-1:	Plan of the Premises
	A-2:	Legal Description of the Land
	B:	Rules and Regulations
	C:	Work Letter
	D:	Form of Commencement Date Confirmation Agreement

ARTICLE II: LEASE OF PREMISES

2.1.       Premises. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Lease Term, subject to and with the benefit of the terms, covenants and conditions of this Lease, and of rights, agreements, easements and restrictions of record applicable to the Property, all of which Tenant shall perform and observe insofar as the same are applicable to the Premises. Tenant shall have access to the premises twenty-four (24) hours per day, seven (7) days per week during the Lease Term, subject to the terms and conditions of this Lease. Tenant shall have the right to the non-exclusive use of all exterior portions of the Property that are designated by Landlord from time to time for the common use of Tenant, Landlord, and all other tenants of the Building at and above grade level, but Tenant shall not have any right of access, control over, or other ability to use any portion of the Property below grade level, all of which is hereby reserved to Landlord. Notwithstanding anything set forth elsewhere in this Lease to the contrary, Tenant shall not have the right to use the roof of the Building or any portion thereof except with the prior written consent of Landlord (which prior written consent of Landlord may be withheld by Landlord in its sole and absolute discretion). Notwithstanding the foregoing, Landlord shall construct an approximate 16’ x 35’ concrete pad (the “Generator Pad”) close to the building, and Tenant shall have the right to install thereon generator(s), compressor(s) and such other equipment as Tenant may desire, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary set forth elsewhere in this Lease, Landlord shall have the right to use (a) the roof of the Building and any and all portions thereof at any time or times during the Lease Term for the installation and/or operation of solar equipment, antennae and other communication equipment, water collection facilities, and/or such other equipment as Landlord shall deem necessary or appropriate and (b) the Land and any and all portions thereof at any time or times during the Lease Term for the installation and/or operation of solar panels, wind turbines, communication equipment, billboards, and/or such other ground-based equipment as Landlord shall deem necessary or appropriate, and in each case Landlord will use commercially reasonable efforts not to materially interfere with Tenant’s use of the Premises or increase Tenant’s costs. Tenant shall have the right to use the roof of the Building (or such other portion of the Property as Landlord shall reasonably determine) in common with the Landlord for the installation of HVAC and other equipment and apparatuses as Tenant may desire, subject to Landlord’s prior written consent in each individual case, which consent may be granted or withheld in Landlord’s sole and absolute discretion; provided that Tenant shall remove any such HVAC equipment upon the expiration or earlier termination of the Lease Term.

2.2.      Lease Term. The Lease Term shall begin on the Commencement Date and shall end on the Expiration Date. At Landlord’s option, promptly following the occurrence of the Commencement Date, Tenant shall execute a Commencement Date Confirmation Agreement substantially in the form attached to and hereby made a part of this Lease as Exhibit D.

2.3.       Options to Extend Term.

(a)      Provided that (i) there is no uncured Event of Default hereunder by Tenant at the time of Tenant’s Extension Notice (as defined below), (ii) there is no circumstance which with the giving of notice or passage of time shall constitute an Event of Default, and (iii) Tenant has not been in default of any of its obligations under this Lease (other than the payment of Rent) on two (2) or more occasions during the Lease Term (collectively, the “Extended Term Exercise Conditions”), Tenant shall have two (2) options (each an “Extension Option”) to extend the Lease Term for an additional term of five (5) years (each an “Extended Term”), commencing upon the Expiration Date of the Original Term or the first Extended Term, as the case may be, and terminating sixty (60) months thereafter, provided that Tenant proceeds strictly in accordance with the provisions of this Section 2.3.

(b)      To effectively exercise an Extension Option, Tenant shall, not more than eighteen (18) months nor less than twelve (12) months prior to the Expiration Date of the Original Term or the first Extended Term, whichever is then current, provide written notice to Landlord (“Tenant’s Extension Notice”) that Tenant wishes to extend the Lease Term for the first or second Extended Term, as applicable. If at the time Landlord receives Tenant’s Extension Notice the Extended Term Conditions are satisfied, then Landlord shall, within thirty (30) days of Landlord’s receipt of Tenant’s Extension Notice, provide written notice to Tenant (“Landlord’s Extension Notice Response”) of the Base Rent that will be due for the Extended Term (the “Extended Term Base Rent”). The Extended Term Base Rent specified by Landlord shall be that which Landlord reasonably projects will be the fair market rent as of the commencement of the Extended Term based upon what would be offered in the market for lease renewals of comparable space in a comparable building in the suburban Boston market, and in no event shall the Extended Term Base Rent be less than the rental rate in effect during the final year of the Original Term or the first Extended Term, whichever is then current. Tenant shall, within thirty (30) days of Tenant’s receipt of Landlord’s Extension Notice Response, provide written notice to Landlord (“Tenant’s Extended Term Base Rent Response”) indicating whether or not Tenant agrees to pay such Extended Term Base Rent.

(i)     If Tenant, in Tenant’s Extended Term Base Rent Response, agrees to pay the Extended Term Base Rent quoted in Landlord’s Extension Notice Response, and if upon the commencement date of the Extended Term, the Extended Term Conditions are satisfied, then this Lease shall be extended for the Extended Term without the requirement of any additional documentation, and each and every term and condition of this Lease shall apply during the Extended Term, except that the Base Rent shall be the Extended Term Base Rent.

(ii)     If Tenant, in Tenant’s Extended Term Base Rent Response, does not agree to pay the Extended Term Base Rent quoted in Landlord’s Extension Notice Response and elects to proceed to arbitration with respect to the Extended Term Base Rent, then Landlord and Tenant shall proceed as follows:

Each of Landlord and Tenant shall at its own cost and expense retain a real estate broker, who must have ten (10) years’ experience in commercial leasing in the suburban Boston market, to determine the fair market rent for the Premises as of the commencement date of the Extended Term, which appraisals must be completed and submitted within thirty (30) days of the commencement of the appraisal process by Tenant’s notice. If the two appraisals are within five percent (5%) of each other, the average of the two amounts shall constitute the Extended Term Base Rent. If the two appraisals are not within five percent (5%) of each other, the two brokers shall select a third real estate broker (who must also possess the minimum qualifications described above), who within the next thirty (30) days shall select which of the two initial amounts shall constitute the Extended Term Base Rent. Landlord and Tenant shall each bear one-half of the cost of said third broker. The appraisal process shall be binding upon both Landlord and Tenant, and once the process is initiated, Tenant may not withdraw Tenant’s Extension Notice.

iii.      If Tenant, in Tenant’s Extended Term Base Rent Response, does not agree to pay the Extended Term Base Rent quoted in Landlord’s Extension Notice Response and does not elect to proceed to arbitration with respect to the Extended Term Base Rent, then the Lease Term shall expire as set forth in Section 2.2 hereof and Tenant shall have no further right to extend the Lease Term.

(c)     If Tenant does not deliver Tenant’s Extension Notice to Landlord on or before the date three hundred sixty-five (365) days prior to the Expiration Date of the Original Term or the first Extended Term, whichever is then current, then the Lease Term shall expire as set forth in Section 2.2 hereof and Tenant shall have no further right to extend the Lease Term.

ARTICLE III: DELIVERY OF PREMISES

3.1.      Delivery of Premises. The Premises are demised and leased subject to the existing state of title as of the Commencement Date. Landlord represents that it holds title to the Property  in fee simple.

3.2.      Existing Conditions. Tenant hereby acknowledges that it has inspected the Premises and, subject to the completion of Landlord’s Work, accepts the same in the condition they are in on the Commencement Date, it being expressly agreed that neither Landlord nor any person acting under Landlord has made or implied any representations or warranties concerning this Lease, the Premises, or their condition or suitability for Tenant’s use. To the extent permitted by applicable law, Tenant waives any right or remedy otherwise accruing to Tenant on account of the condition or suitability of the Premises, or title to the Premises, and Tenant agrees that, subject to the completion of Landlord’s Work, Tenant takes the Premises “as-is,” with all faults and without any such representation or warranty, including any implied warranties. Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant hereby acknowledges and agrees that Tenant shall be responsible, at Tenant’s sole cost and expense, for obtaining and/or maintaining at any time on or before the Lease Term all federal, state, and/or local approvals, consents, and licenses of any kind whatsoever that shall be necessary or required, or which Tenant may desire, in connection with Tenant’s use and occupancy of the Premises pursuant to this Lease, including, without limitation, for the obtaining of any and all required certificates of use and/or occupancy, and that Landlord shall have no obligation of any kind whatsoever in connection therewith other than with respect to the obtaining, at Landlord’s sole cost and expense, of any building permit that may be necessary to be obtained in connection with the construction and/or installation of Landlord’s Work (any “Building Permit”), and a Certificate of Occupancy for the base building.

ARTICLE IV: BASE RENT

4.1.      Base Rent. Commencing on the Rent Commencement Date and on the first (1st) day of each subsequent calendar month during Lease Term, Tenant shall pay to Landlord the Base Rent set forth in Section 1.1 hereof in lawful money of the United States, in advance and without offset, deduction, prior notice, or prior demand, except that the first full monthly payment of Base Rent and estimated Operating Expenses shall be paid upon execution and delivery of this Lease by Tenant. If the Lease Term includes a partial calendar month at its beginning or end, the monthly installment of Base Rent and estimated Operating Expenses for such partial month shall be prorated at the rate of 1/30 of the monthly installment for each day in such partial month within the Lease Term and shall be payable in advance on the first day of such partial month occurring within the Lease Term. The Base Rent shall be payable at the address of Landlord set forth in Section 1.1 hereof or at such other place or to such other person as Landlord may designate in writing from time to time.

ARTICLE V:  ADDITIONAL RENT

5.1.      Additional Rent. All sums payable by Tenant under this Lease other than Base Rent shall be deemed “Additional Rent.” For purposes of this Lease, “Rent” means, collectively, the Base Rent and the Additional Rent. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. Tenant’s responsibility for any payments of Additional Rent due under this Lease shall commence as of the Commencement Date.

5.2.      Operating Expenses.

(a)      In addition to Base Rent, Tenant agrees to pay to Landlord Tenant’s Proportionate Share of Operating Expenses for the Premises, as hereinafter defined. Commencing on the Commencement Date, Tenant shall pay Tenant’s Proportionate Share of Operating Expenses in monthly payments, each in an amount equal to one-twelfth (1/12th) of Tenant’s Proportionate Share of Operating Expenses as estimated by Landlord for the applicable calendar year. Within ninety (90) days, or such later date as is reasonably practical, after the end of each calendar year within the Lease Term, Landlord shall determine the actual amount of Tenant’s Proportionate Share of Operating Expenses for the expired calendar year and deliver to Tenant a written statement of such amount (each an “Operating Expenses Statement”). If Tenant’s total payments of estimated Operating Expenses for any calendar year are less than actual Operating Expenses for such calendar year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if Tenant’s total payments of estimated Operating Expenses for any calendar year are more than actual Operating Expenses for such calendar year, then Landlord shall retain such excess and credit it against Tenant’s next occurring payments on account of Operating Expenses, or if in the last year of the Lease Term, Landlord shall refund to Tenant such excess within thirty (30) days of the expiration or earlier termination of this lease. For purposes of calculating Tenant’s payment of Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year, except the last year, which shall end on the expiration or termination of this Lease. At any time, Landlord may adjust the amount of the estimated Tenant’s Proportionate Share of Operating Expenses to reflect Landlord’s estimate of Tenant’s Proportionate Share of Operating Expenses for the year and, commencing on that date which is thirty (30) days after the date of such notice, Tenant shall begin to make payments to Landlord in accordance with the adjusted amounts designated by Landlord.

(b)      Each Operating Expenses Statement delivered to Tenant shall constitute an account stated between Landlord and Tenant and shall be conclusively binding upon Tenant, unless Tenant (i) pays to Landlord when due the amount set forth in such Operating Expenses Statement, without prejudice to Tenant’s right to dispute such Operating Expenses Statement, and (ii) within thirty (30) days after such Operating Expenses Statement is delivered, sends a written notice to Landlord objecting to such Operating Expenses Statement and specifying the reasons therefor, in which event, upon request, Tenant may, at its sole cost and expense, audit the books and records pertaining to the Operating Expenses for the applicable calendar year. Said audit shall be (a) performed, at Landlord’s option, either (i) at a mutually satisfactory time at Landlord’s offices in Framingham, Massachusetts, or (ii) after physical or electronic delivery to Tenant of the relevant documents and (b) completed no later than ninety (90) days after receiving the applicable statement of Operating Expenses. Such audit may be made only by Tenant, a nationally or regionally recognized independent certified public accounting firm, or a qualified leasing consultant professional. In no event may Tenant employ, in connection with any such audit or any dispute under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis. In connection with any such audit, Tenant, and all accountants, consultants and agents of Tenant, shall keep all information confidential and shall execute and deliver to Landlord a commercially reasonable confidentiality agreement, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such audit. Tenant shall pay the fees and expenses relating to such audit, unless it is conclusively determined that Landlord overstated Operating Expenses by more than five percent (5%) for such year, in which event Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant in such audit.

(c)      For purposes of this Lease, “Taxes” shall mean all taxes, assessments, betterments, excises, user fees and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building or the Property (including any so-called linkage, impact or voluntary betterment payments), and all penalties and interest thereon, assessed or imposed or accrue against the Property or any part thereof (including, without limitation, any personal property taxes levied on such property or on fixtures or equipment used in connection therewith), or upon Landlord by virtue of its ownership thereof, other than a federal or state income tax of general application, during the Lease Term. If during the Lease Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax, there shall be assessed, levied or imposed on the Property or any part thereof or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee (as distinct from the federal and state income tax in effect on the Commencement Date) measured by or based in whole or in part upon the Building valuation, mortgage valuation, rents or any other incidents, benefits or measures of real property or real property operations and imposed on owners of real estate generally, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term “Taxes”, but only to the extent the same are applicable to the Property and the rents hereunder.

(d)      If Landlord shall receive a refund of any Taxes paid by Tenant, provided that Tenant is not then in default under this Lease (and provided that if Tenant is in default, but not beyond any applicable notice or cure period, Tenant shall have the opportunity to cure such default in accordance with the terms of this Lease), Landlord shall reimburse Tenant the amount of Tenant’s Proportionate Share of Taxes paid by Tenant from said refund after deducting therefrom the out of pocket costs and expenses incurred by or on behalf of Landlord to obtain such  refund.

(e)      For purposes of this Lease, “Operating Expenses” shall mean all sums expended or obligations incurred by  Landlord  with respect  to the ownership, management, operation, maintenance, repair, and/or replacement of the Premises, the Building or the Property, whether or not now foreseen, determined on an accrual basis (including reasonably foreseeable expenditures not occurring annually), including, but not limited to: (i) all Taxes; (ii) all personal property taxes relating to the Property; (iii) all costs of maintenance, security, and/or property management services; (iv) all costs of insurance (including premiums for coverage on the Building, the common areas and/or the Property obtained in accordance with Section 7.1(d) hereof); (v) all license, permit, inspection and other fees paid to governmental agencies; (vi) all fees and assessments imposed by any covenants or owners’ association; (vii) all costs of materials and supplies, including, but not limited to, charges for telephone, postage and supplies related exclusively to the Building and the Property (or if not exclusively relating, then apportioned to the extent relating to the Building and/or the Property); (viii) all costs of repairs, maintenance and/or replacements respecting the Building and/or the Property (including with respect to the foundation, exterior walls, structural walls and the roof of the Building, the mechanical systems serving the Building or the Premises), as well as the exterior portions of the Building and the Property such as the driveways and parking areas, exterior lighting, curbs, drainage stops and sewer lines); (ix) all expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel (except as set forth in Section 5.2(g) below), including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord’s agents; (x) management fees (not to exceed five percent (5%) of the rent received by Landlord from the Building); (xi) all costs relating to Title Documents (as defined below), security services, and any and all other reasonable and customary expenses related to the exterior areas located in or on the Property; (xii) any expenses incurred as a result of Landlord’s compliance with any of its obligations under this Lease; (xiii) snow and ice removal, the cleaning of sidewalks, lawn maintenance, replanting of landscaped areas, exterior lighting and signage for the Premises, the Building and/or the Property; (xiv) waste removal charges; (xv) costs incurred in connection with the operation, maintenance, repair, replacement, inspection and servicing (including maintenance contracts) of electrical, plumbing, heating, air conditioning, ventilating, fire and life safety, and all other mechanical equipment or systems of the Building and the cost of materials used in connection therewith; (xvi) cost of services including heat, air conditioning, electricity, gas, water and sewer, storm water discharge, and other utilities not separately metered to the Premises (including, without limitation, water and sewer) or not separately billed directly by Landlord to any tenants at the Building; and (xvii) Capital Expenditures, to the extent set forth in Section 5.2(f) hereof. As used herein, “Title Documents” means any and all easements, covenants, conditions, and restrictions, industrial park association agreements, and other agreements, encumbrances, and restrictions of record affecting all or part of the Property, as the same may now exist, or as the same may hereafter be created or amended, but excluding any mortgage.

(f)      The cost of any Permitted Capital Expenditure (as hereinafter defined) shall be amortized over the useful life of such Capital Expenditure (as determined in accordance with generally accepted accounting principles, consistently applied (“GAAP”)) and only the amortized portion thereof (the “Annual Capital Expenditure Charge-Off”) shall be included in Operating Expenses with interest at the “prime rate” as announced to be in effect from time to time, as published as the average rate in The Wall Street Journal, plus one hundred fifty (150) basis points. As used herein, the term “Capital Expenditure” means any cost or expense that (i) is treated as a capital expenditure under GAAP and (ii) exceeds $15,000, and “Permitted Capital Expenditure” means a Capital Expenditure that (x) is required by law first enacted or adopted after the date of this Lease, or (x) is reasonably projected to reduce Operating Expenses.

(g)      In no event shall “Operating Expenses” include any of the following:

(i)     Capital Expenditures (other than Permitted Capital Expenditures), depreciation, and amortization, except as otherwise expressly set forth in this Section 5.2;

(ii)    Fixed or percentage rent under any ground lease;

(iii)    Costs of renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building;

(iv)    Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building;

(v)     Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, such as, but not limited to, leasing commissions, advertising or promotion;

(vi)    Interest, amortization or other costs associated with any mortgages, loans or any refinancing of the Building or Property, bad debt loss, rent loss or reserves for either of them;

(vii)   Costs incurred by Landlord in connection with the correction of latent defects in the construction or design of the Building or the Property which are discovered on or before the date three (3) years after the obtaining of the Certificate of Occupancy for the Building;

(viii)   salaries for individuals above the level of Property Manager, and Landlord’s general overhead expenses not related to the Building (Tenant hereby acknowledging that Operating Expenses shall include a management fee); or

(ix)    costs incurred in the removal or abatement of Hazardous Materials (as hereinafter defined) present in the Building or on the Property.

(h)     In determining the amount of Operating Expenses for any calendar year or portion thereof falling within the Lease Term, if less than one-hundred percent (100%) of the rentable area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, Operating Expenses for such period shall be adjusted to equal the amount Operating Expenses would have been for such period had occupancy been one- hundred percent (100%) throughout such period. Only those components of Operating Expenses that are affected by variation in occupancy levels shall be “grossed up” under the immediately preceding sentence.

(i)     For purposes of computing Tenant’s Proportionate Share of Operating Expenses, the Controllable Expenses (hereinafter defined) to be included in Operating Expenses in any calendar year shall not exceed the Controllable Expense Cap, as hereinafter defined. The “Controllable Expense Cap” for the second full calendar year during the Lease Term shall be one hundred three percent (103%) of the Controllable Expenses for the first full calendar year during the Lease Term. Thereafter, the Controllable Expense Cap for each succeeding calendar year shall be one hundred three percent (103%) of the Controllable Expense Cap for the preceding calendar year. By way of illustration, if the Commencement Date occurs on December 1, 2020, and actual Controllable Expenses were $10.00 per rentable square foot for calendar year 2021, then the Controllable Expense Cap for calendar year 2022 shall be $10.30 per rentable square foot, and the Controllable Expense Cap for calendar year 2023 shall be $10.61 per rentable square foot. “Controllable Expenses” shall mean all Operating Expenses, the cost of which are within the reasonable control of Landlord. Controllable Expenses shall exclude, without limitation: the cost of insurance, utilities, snow removal, taxes, the Annual Capital Expenditure Charge-Off, and union labor (or labor costs tied to union labor rates).

5.3.      Utilities.

(a)      To the extent gas, water, sewer, electricity, telecommunications, and other energy, utilities and services used or consumed on the Premises during the Lease Term are separately metered, Tenant agrees that it shall pay all charges and deposits directly to the applicable utility provider. To the extent the Premises are not separately metered for any such utilities and/or services, then Tenant shall pay to Landlord not later than ten (10) days after written demand is made by Landlord such amount(s) as may be reasonably estimated by Landlord from time to time for the costs of utilities and/or services serving the Premises. Landlord reserves the right (at Landlord’s expense) to separately meter any utilities used or consumed on the Premises at any time to the extent such utilities are not now so separately metered. For those utilities that are separately metered as of the Commencement Date or become separately metered during the Lease Term as aforesaid, Tenant shall make arrangements with appropriate utility or service companies, and Tenant shall promptly pay all costs with respect to same, such payments to be made, to the extent possible, directly to the utility or service provider or to the appropriate party charged with collecting the same. It is understood and agreed that Landlord (i) shall be under no obligation whatsoever to furnish any such utilities or services to the Premises and (ii) shall not be liable for (nor suffer any reduction in any rent on account of) any interruption or failure in the supply of the  same.

(b)      Upon written request from time to time, Tenant shall provide Landlord with evidence that all utilities are paid current. Tenant may, with the express prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed), bring utilities or services that are not currently at the Building to the Premises, subject to all applicable Laws and approvals.

(c)      Landlord shall have no responsibilities, obligations, or liabilities for any failure or interruption of any of the services described in this Section 5.3, or for any failure or inability to make any repairs or replacements, if such failure, interruption or inability arises out of or results from Force Majeure or any other causes beyond the reasonable control of Landlord. Without limiting the foregoing, in no event shall Landlord ever be liable to Tenant for any lost profits, or for any indirect or consequential damages. No failure or omission on the part of Landlord to furnish any of the services described in this Section 5.3 shall be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement or reduction of, or offset against, Rent (except as expressly set forth in this Section 5.3, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its obligations and covenants under this Lease.

(d)      Notwithstanding anything to the contrary contained in this Lease, if the Premises shall lack any service which Landlord is required to provide hereunder, which lack of service renders the Premises or a portion thereof untenantable (a “Service Interruption”), such that the continued operation in the ordinary course of Tenant’s business is materially adversely affected for and beyond the Landlord Service Interruption Cure Period (as hereinafter defined), and if Tenant ceases to use the affected portion of the Premises during such period of untenantability (the “Service Interruption Period”) as the direct result of such lack of service, then, provided neither such Service Interruption nor Landlord's inability to cure such Service Interruption is caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, then provided that Tenant makes written demand therefor within ninety (90) days following the end of the Service Interruption, Base Rent and Additional Rent shall be abated for the Service Interruption Period in proportion to such untenantability until such condition is cured sufficiently to allow Tenant to occupy the affected portion of the Premises. For the purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing the Service Interruption, provided, however, that the Landlord Service Interruption Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of any such condition causing a Service Interruption if the condition was caused by causes beyond Landlord’s control or if Landlord is unable to cure such condition as the result of causes beyond Landlord’s control. The provisions of this Section 5.3(d) shall not apply in the event of untenantability caused by fire or other casualty, or taking. The remedies set forth in this Section 5.3(d) shall be Tenant's sole remedies in the event of a Service Interruption.

5.4.      Personal Property Taxes. Tenant shall pay when due, directly to the relevant taxing authority, all taxes charged against trade fixtures, furnishings, equipment, inventory, or any other personal property belonging to Tenant. Tenant shall use its best efforts to have its personal property taxed separately from the Property. If any of Tenant’s personal property shall be taxed with the Property, Tenant shall pay Landlord the taxes for such personal property within thirty (30) days after Tenant receives a written statement from Landlord for such personal property taxes.

5.5.      Method of Payment. Tenant agrees to pay Base Rent to Landlord in advance in equal monthly installments by the first (1st) day of each calendar month during the Lease Term commencing on the Rent Commencement Date. Tenant shall make a ratable payment of Base Rent and Additional Rent (to the extent applicable) for any period of less than a calendar month at the beginning or end of the Lease Term. All payments of Base Rent, and all payments of Additional Rent and other sums due and payable to Landlord, shall be paid in current U.S. exchange by check drawn on a clearinghouse bank at the address of Landlord set forth in Section 1.1 hereof or such other place as Landlord may from time to time direct (or if requested by Landlord, by electronic fund transfer), without demand, set-off or other deduction.

5.6.      Net Lease; Rent Payments. This Lease is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Base Rent payable under this Lease shall be an absolute net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises except as otherwise expressly set forth in this Lease. Any amount or obligation herein relating to the Premises that is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant’s expense, and Tenant’s liability for the payment of any of the same shall survive the expiration or earlier termination of the Lease Term. All Base Rent, Additional Rent, and other sums payable hereunder by Tenant, shall be paid without notice or demand and without set off, counterclaim, recoupment, abatement, suspension, deduction, or defense (other than payment) whatsoever, so that this Lease shall yield net to Landlord the Base Rent under all circumstances and conditions whether now or hereinafter existing and whether or not within the contemplation of Landlord and Tenant. Except as otherwise expressly set forth in this Lease with respect to certain events of casualty or condemnation, Tenant shall in no event have any right to terminate this Lease. It is the intention of Landlord and Tenant that the obligations  of Tenant hereunder shall be separate and independent covenants and agreements and that the Base Rent, the Additional Rent, and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease or by appropriate governmental authority.

5.7.      True Lease. Landlord and Tenant agree that the parties intend this Lease to constitute a lease and not a financing arrangement. Landlord and Tenant shall reflect the transaction represented hereby in all applicable books, records and reports (including income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment, subject to future modifications of accounting or tax rules or guidelines and subject to contrary determinations or positions by governmental agencies or the like.

5.8.      Late Payment. If any payment of Base Rent, Additional Rent, or other payment due from Tenant to Landlord is not paid within five (5) days of when due, then Landlord may, at its option, in addition to all other remedies hereunder, impose a late charge on Tenant equal to five percent (5%) of the amount in question, which late charge will be due upon demand as Additional Rent. In addition to the late charge payable by Tenant pursuant to the preceding sentence of this paragraph, any such delinquent payment of Base Rent, Additional Rent, or other payment shall bear interest from the date due at that rate (the “Default Rate”) that is the greater of (A) one and one-half percent (1.5%) for each month (or ratable portion thereof) the same remains unpaid, or (B) three percent (3%) per annum (or ratable portion thereof) above the so-called prime rate of interest published in The Wall Street Journal from time to time on ninety (90) day loans to its most credit-worthy borrowers; provided that interest shall never exceed the maximum rate permitted under applicable law.

ARTICLE VI: MAINTENANCE, USE, AND ALTERATIONS OF PREMISES

6.1.      Landlord’s Repair Obligations. Subject to reimbursement pursuant to Section 5.2 hereof, Landlord shall maintain, repair and replace the foundation, the exterior walls, the structural walls, and the structural elements of the roof of the Building and the mechanical systems serving the Building (but excluding any mechanical systems that are located within and exclusively serve the Premises), as well as the exterior portions of the Building and the Property. Any maintenance, repair, or replacement of mechanical systems exclusively serving the Premises performed by Landlord or its contractors, employees, or agents shall be performed at Tenant’s expense, and Tenant shall pay to Landlord any and all amounts incurred in connection therewith within five (5) business days of Landlord’s request for any such payment (in addition to, rather than as a part of, Operating Expenses). Except as expressly set forth in the immediately preceding sentence and in Sections 10.1 and 10.2 hereof, Landlord shall have no obligation to repair or maintain the Building, the Property, or the Premises. Tenant hereby waives (to the extent waivable under applicable Laws) the benefit of any present or future Laws that provide Tenant the right to repair the Building or the Premises at Landlord’s expense or to terminate this Lease because of the condition of the Building or the Premises. Notwithstanding anything to the contrary in this paragraph, Tenant shall be solely responsible for the cost of (a) any repair or capital replacement arising from an overburdening of any component or system of the Building or any other act or omission of Tenant or any of the employees, agents, contractors, or invitees of Tenant or from a failure by Tenant to perform its maintenance and repair obligations under this Lease, and (b) any Alterations (as defined in Section 6.7 hereof) that are performed by or on behalf of Tenant.

6.2.      Tenant’s Repair and Maintenance Obligations. Except to the extent being an obligation of Landlord pursuant to Sections 10.1 or 10.2 hereof, Tenant shall clean, maintain, repair, replace, and secure the Premises, all improvements and appurtenances thereto, all access areas thereof, and all utilities, facilities, installations and equipment used in connection therewith, and shall pay all costs and expenses of so doing, keeping the Premises in good order, repair and condition, reasonable wear and tear, and damage by casualty and taking (to the extent provided in Article X of this Lease only) excepted. Without limiting the generality of the foregoing, Tenant shall keep all interior walls, floor surfaces (including all floor slabs) and coverings, glass, windows, doors, and partitions, all fixtures and equipment, all utilities, pipes and drains and other above-ground level installations used in connection with the Premises (including, without limitation, the heating, ventilation, air conditioning, plumbing, electrical, utility, and fire and life safety systems) in good order, repair and condition, shall provide all cleaning, painting and floor covering to the Premises, and shall remove all refuse from and provide its own janitorial services for the Premises. Tenant shall keep in good order, condition and repair all Building systems (including the heating, ventilation, air conditioning, plumbing, electrical, utility, and fire and life safety systems) located completely within the Premises and/or servicing the Premises exclusively. If any portion of the Premises or any system or equipment in the Premises that Tenant shall be obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment. At Tenant’s sole cost and expense, Tenant shall enter into and maintain a preventive maintenance contract providing for the regular inspection and maintenance for the heating and air conditioning system serving the Premises by a licensed, reputable, properly insured heating and air conditioning contractor, such contract and such contractor to be approved by Landlord, such approval not to be unreasonably withheld or delayed. Landlord shall have the right, upon five (5) business days prior notice to Tenant, to perform the maintenance of the heating and air conditioning system serving the Premises at Tenant’s sole cost and expense to be paid by Tenant upon demand as Additional Rent, unless Tenant commences such maintenance within such period.

6.3.      Use and Compliance with Law; Rules and Regulations. Tenant shall use the Premises only for the Permitted Uses and only as permitted under applicable federal, state and local laws, ordinances, rules, regulations, orders and directives in effect from time to time, including without limitation municipal by-laws, land use and zoning laws, environmental laws and regulations (including all laws and regulations regulating the production, use, and disposal of any Hazardous Materials (as defined in Section 6.4 hereof)), and occupational health and safety laws (collectively, “Laws”)). Tenant shall procure all approvals, licenses and permits necessary therefor, in each case giving Landlord true and complete copies of the same and all applications therefor. Tenant shall promptly comply with all present and future Laws applicable to the Building and Premises and Tenant’s use thereof or Tenant’s signs thereon, foreseen or unforeseen, and whether or not the same necessitate structural or other extraordinary changes or improvements to the Premises or interfere with Tenant’s use and enjoyment of the Premises. Tenant shall comply with all applicable requirements of insurance inspection or rating bureaus having jurisdiction over the Premises and Tenant’s use thereof. If Tenant’s use of the Premises results in any increase in the premium for any insurance carried by Landlord, then upon Landlord’s notice to Tenant of such increase Tenant shall pay the same to Landlord upon demand as Additional Rent. From and after the Commencement Date, Tenant shall bear the sole risk of all present or future Laws affecting the Premises or appurtenances thereto, and Landlord shall not be liable for (nor suffer any reduction in any rent on account of) any interruption, impairment or prohibition affecting the Premises or Tenant’s use thereof resulting from the enforcement of Laws. Tenant shall comply with the rules and regulations for the Property set forth on Exhibit B attached to and hereby made a part of this Lease, as the same may be reasonably amended from time to time by Landlord for the operation, care and use of the Property and appurtenant improvements and areas in which Tenant is granted rights of use by the terms of this Lease. Tenant shall be given a copy of any changes to the rules and regulations at least five (5) days before they become effective.

6.4.      Nuisance; Hazardous Materials.

(a)      Tenant shall not injure, overload, deface, damage or otherwise harm the Property, the Premises or any part or component thereof; commit any nuisance; permit the emission of any Hazardous Materials; allow the release or other escape of any Hazardous Materials so as to impair or in any manner affect, even temporarily, any element or part of the Property or the Premises, or allow the storage or use of Hazardous Materials in any manner not sanctioned by Law or by the highest standards prevailing in the industry for the storage and use of such substances or materials; nor shall Tenant bring onto the Premises any Hazardous Materials except to use in the ordinary course of Tenant’s business, and then only in strict compliance with applicable Laws; permit the occurrence of objectionable noise or odors; or make, allow or suffer any waste whatsoever to the Property or the Premises. As used herein, the term “Hazardous Materials” shall mean all substances described or regulated in any federal, state, local or administrative agency Law or requirement relating to environmental conditions, human health or hazardous substances, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Emergency Planning and Community Right-To- Know Act (42 U.S.C. §1101 et seq.), The Endangered Species Act (16 U.S.C. §1531 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. §651 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), and the regulations promulgated pursuant to such Laws, all as amended from time to time, and all other Laws governing similar matters as they may be amended from time to time (collectively, “Environmental Laws”). In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request regarding the presence or absence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify, defend, and hold harmless Landlord and its mortgagees as provided in this Lease from any claims resulting from any release of Hazardous Materials on the Premises first occurring during the Lease Term, except to the extent caused by Landlord or its agents or contractors or caused by a migration onto or under the Land from adjacent property at the request of Landlord, Tenant will from time to time confirm such indemnity to mortgagees directly with such mortgagees). In all events, subject to Section 7.1(d) hereof, Landlord shall indemnify, defend, and hold harmless Tenant from any claims resulting from any release of Hazardous Materials outside the Premises, arising in the event that Landlord, Landlord’s agents, employees or contractors release Hazardous Materials onto the Property.

(b)      The indemnities under Section 6.4(a) hereof shall survive any termination of the Lease.

(c)      Tenant’s lawful use in the Premises of cleaning supplies, copying fluids, other office and maintenance supplies, and other substances normally and customarily used by tenants of space similar to the Premises, in amounts not in violation of any Environmental Laws, shall not be deemed to violate any of the provisions of this Lease.

(d)      Landlord represents that Landlord has not received any written notices from any governmental authority that the Building or the Premises are in violation of any Environmental Laws, the subject of which notice remains uncorrected.

6.5.      Landlord’s Right to Enter. Landlord and its agents or employees may, upon reasonable prior notice, enter the Premises during business hours (and in case of emergency at any time and without notice) for the purpose of determining the need for and performing repairs or replacements, or exercising any of the rights reserved to Landlord herein, or securing or protecting Landlord’s property or the Premises, or removing any Alterations not consented to by Landlord, and similarly upon reasonable notice may show the Premises to prospective purchasers and lenders, and during the last twelve (12) months of the Lease Term to prospective tenants, and may keep affixed in suitable places notices for letting (during the last twelve (12) months of the Lease Term) and selling. Except in case of emergency, Landlord shall be subject in entering the Premises to reasonable security conditions, if any, set forth by Tenant in writing to Landlord. If Tenant so desires, a representative of Tenant may accompany Landlord or its agents in any entry onto the Premises under this Lease. In exercising any rights of entry to the Premises, Landlord shall use commercially reasonable efforts not to materially interfere with or materially disrupt the normal operation of Tenant's business.

6.6.      Parking. At no time during the Lease Term shall Tenant or any of the agents, employees, contractors, licensees, invitees, or customers of Tenant use or occupy more than Tenant’s Proportionate Share of the striped parking spaces for automobiles located in parking areas on the Property that are from time to time designed by Landlord to be used by Tenant, Landlord and all other tenants of the Building on a non-reserved, non-exclusive basis. Notwithstanding the foregoing, (a) Tenant shall have the right to use three (3) reserved parking spaces, the initial location of which shall be as shown on Exhibit A-1 attached hereto, which location shall be subject to change by Landlord from time to time (Tenant acknowledges that Landlord reserves the right to change such designated area in the event of a change to the parking lot in general), and (b) Tenant shall not park or store any trucks, trailers or similar vehicles on the Property at any time (provided that in the event that a delivery vehicle arrives at the Property for the purpose of delivering materials to Tenant after the close of Tenant’s normal business hours, such vehicle may remain on the Property until the following morning for the sole purpose of completing its delivery (no more than two (2) such vehicles may so remain at the Property overnight at any given time, and such vehicles shall remain parked at the loading docks at the Property during such overnight parking)). Handicapped spaces shall only be used by those legally permitted to use them. Except to the extent set forth elsewhere in this Lease, all parking rights granted by Landlord to Tenant pursuant to this Lease shall be without charge but, in all cases, subject to Landlord’s reasonable rules and regulations in regard thereto that are promulgated by Landlord from time to time.

6.7.      Alterations, Additions, and Improvements. Tenant shall not make any installations, alterations, additions, or improvements in or to the Premises (collectively, “Alterations”), including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed with respect to Alterations that do not affect the structure or mechanical, electrical, or other systems of the Building (and may otherwise be withheld or granted in Landlord’s sole and absolute discretion), except that only prior notice and a description of and plans for the work (but no approval) shall be required for any interior Alterations costing less than $25,000 in the aggregate during any twelve (12) month period that are not visible from outside the Premises and do not affect the structure or mechanical, electrical, or other systems of the Building. Any such Alterations so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall not perform any Alterations in or to the Premises that would in Landlord’s reasonable judgment (i) in any manner affect any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, columns, roofs, or floor slabs), (ii) in any respect be incompatible with the electrical or mechanical components or systems of the Building, (iii) affect space or areas around the Building (including the exterior of the Building), (iv) diminish the value of the Premises for the Permitted Uses, (v) require any unusual expense to re-adapt the Premises for the Permitted Uses, or (vi) adversely affect the character of the Premises, the Building, or the Property. Tenant shall procure at Tenant’s sole expense all necessary permits and licenses before undertaking any Alterations on the Premises and shall perform all such Alterations in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable Laws and with all applicable insurance requirements. Tenant shall employ for such work only contractors reasonably approved by Landlord and shall require all contractors employed by Tenant to carry insurance in types and amounts reasonably approved by Landlord (including without limitation worker’s compensation insurance in accordance with statutory requirements, employer’s liability in an amount not less than $1,000,000 per coverage section, automobile liability in an amount not less than $1,000,000 combined single limit for all owned, hired and non-owned automobiles, and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit in an amount not less than $3,000,000 per occurrence and in the aggregate, which can be satisfied in conjunction with an excess/umbrella liability policy) and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work, subject to Articles VII and X of this Lease in the case of casualty. All contractors and subcontractors shall name Tenant, Landlord, and its subsidiaries, Lender and any other entity Landlord reasonably requests as additional insured on their commercial general liability, automobile liability and excess/umbrella liability policies on a primary and noncontributory basis without any privity of contract requirement. Additional insured status shall include ongoing and completed operations and include a waiver of subrogation in favor of additional insureds. Coverage provided contractors shall not contain any restrictions or exclusions for work contemplated within their agreement. Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or property occasioned by or arising out of the performance of any Alterations. Landlord may inspect the work of Tenant at reasonable times in accordance with Section 6.5 hereof and give notice of observed defects. Upon completion of any Alterations, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts and proof of payment for all labor and materials. Except for items constituting Tenant's Property or Required Removal Alterations (as hereinafter defined), all Alterations and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not at the expense of Tenant, and whether or not Landlord's consent or approval is required (collectively “Fixtures”), shall be and remain a part of the Premises, shall be deemed the property of Landlord as of the date such Fixtures are completed, attached to or built into the Premises and shall not be removed by Tenant. Fixtures shall include electrical, plumbing, heating and sprinkling equipment, fixtures, outlets, venetian blinds, partitions, gates, doors, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, and all fixtures, equipment and appurtenances of a similar nature or purpose. Any Alterations which shall involve the removal of any Fixtures shall be promptly replaced, at Tenant's expense and free of superior title, liens, security interests and claims, with like property, of at least equal quality and value. Landlord shall, at the time of its approval of any Alterations, provide in writing which Alterations or portions thereof must be removed by Tenant at the expiration or earlier termination of this Lease (“Required Removal Alterations”). All Required Removal Alterations which are installed in and to the Premises shall be removed by Tenant at the expiration or sooner termination of this Lease and all damage caused by such removal shall be repaired by Tenant, at Tenant’s expense. As used herein, “Tenant’s Property” shall mean Tenant’s movable fixtures, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Property.

6.8.      Liens and Encumbrances. Tenant shall not create or suffer, shall keep the Property, the Premises and Tenant’s leasehold free of, and shall promptly remove and discharge, any lien, notice of contract, charge, security interest, mortgage or other encumbrance which arises for any reason, voluntarily or involuntarily, as a result of any act or omission by Tenant or persons claiming by, through or under Tenant, or any of their agents, employees or independent contractors, including, without limitation, liens which arise by reason of labor or materials furnished or claimed to have been furnished to Tenant or for the Premises. If Tenant shall fail to discharge any such lien or other encumbrance, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys’ fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the Event of Default in not discharging such lien. If any notice of contract or lien is placed on the Property (including the Premises) arising from work performed by or for Tenant, Tenant shall thereafter furnish to Landlord prior to commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications and that all subcontractors will be paid.

6.9.      Condition Upon Termination. At the expiration or earlier termination of this Lease, Tenant (and all persons claiming by, through or under Tenant) shall, without the necessity of any notice, surrender the Premises (including any Alterations and all replacements thereof, except such Alterations constructed after the Commencement Date as Landlord may direct to be removed at the time of Landlord’s approval thereof, which shall be removed by Tenant and the Premises restored to their pre-existing condition) and all keys to the Premises, remove all of Tenant’s Property, all Required Removal Alterations, all of Tenant’s trade fixtures and personal property not bolted or otherwise attached to the Premises (and such trade fixtures and other property bolted or attached to the Premises as Landlord may direct, or, except as set forth below, as Tenant may desire), all Tenant’s signs wherever located, and any other furniture, fixtures, and equipment Tenant is required to remove upon termination or earlier termination of the Lease Term pursuant to the terms of this Lease, in each case repairing damage to the Premises which results in the course of such removal and restoring the Premises to a fully functional and tenantable condition (including the filling of all floor holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged or stained ceiling tiles). Tenant shall yield up the Premises broom-clean and in good order, repair and condition, reasonable wear and tear and damage by casualty and taking (to the extent provided in Article X of this Lease only) excepted. Any property not so removed within thirty (30) days after the expiration or termination of the Lease shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine, and Tenant shall pay to Landlord the reasonable cost and expense incurred by Landlord in effecting such removal and disposition and in making any required repairs to the Premises. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property), without Landlord’s prior written consent: (a) power wiring or wiring panels; (b) lighting or lighting fixtures; (c) doors, windows, or wall coverings; (d) drapes, blinds or other window coverings; (e) installed carpets or other installed floor coverings; (f) built-in or hard-wired heating or air conditioning equipment; (g) fencing or security gates; or (h) other, similar operating equipment of the Building.

6.10.      Tenant’s Expense. Tenant shall perform all of Tenant’s obligations under this Article VI at Tenant’s sole expense, failing which Landlord may, upon thirty (30) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises in accordance with Section 6.5 hereof and perform such obligations of Tenant, including, without limitation any necessary maintenance, repair or replacement, on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs reasonably incurred in performing such obligations, together with an administrative charge of five percent (5%), as Additional Rent, immediately upon demand.

6.11.      Interruptions. Landlord shall not be liable to Tenant in damages or by reduction of rent or otherwise by reason of inconvenience or for loss of business arising from Landlord or its agents or employees entering the Premises for any of the purposes permitted by this Lease or for repairing, altering or improving the Building in a manner reasonable in light of the then-current circumstances. In case Landlord is prevented or delayed from making any repairs or replacements or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part by reason of any cause reasonably beyond Landlord’s control, Landlord shall not be liable to Tenant therefor, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall give Tenant such notice as is practicable under the circumstances of the expected duration of such stoppage and will exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

ARTICLE VII: INSURANCE AND INDEMNIFICATION

7.1.      Insurance.

(a)      Tenant shall purchase and maintain, at its sole cost and expense, insurance during the entire Term and any period Tenant (or any party claiming by, through or under Tenant) occupies any portion of the Premises, for the benefit of Tenant and Landlord (as their interests may appear) with terms and coverages reasonably satisfactory to Landlord, and with insurers having a minimum A.M. Best’s rating of at least A-/X, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

(i)      Commercial General Liability Insurance on an occurrence form naming Landlord, Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) from time to time as additional insureds on a primary and non-contributory bases, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence and not less than $2,000,000 in the aggregate and excess liability insurance with a limit not less than $2,000,000 per occurrence and aggregate.

(ii)      Property insurance covering property damage to the entire Premises. Covered property shall include the Building and Improvements (excepting, Tenant Owned improvements) Such insurance shall name Tenant as the insured, Landlord as an additional named insured and loss payee and Landlord’s mortgagee(s) from time to time as additional loss payee(s) as their interests may appear. Such insurance shall be written on special form basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, terrorism (certified and uncertified), sprinkler leakage, water damage, flood, windstorm and earthquake, for the full replacement cost value of the covered items without any coinsurance or deductions for depreciation, ordinance or law coverage with the building value applying to the undamaged portion of the building and a minimum limit of 15% of the building value apply separately to demolition coverage and the increased cost of contraction element of coverage, respectively, and other endorsements as Landlord shall reasonably request from time to time and in amounts that meet the full replacement cost value of the policies of insurance with a deductible amount not to exceed $10,000. Such insurance shall include rent continuation coverage of no less than eighteen (18) months.

(iii)      Boiler and machinery coverage in an amount for full replacement cost of the building and include coverage for water damage, hazardous substance, ammonia contamination, data recovery, spoilage and other standard extended coverages in an amount not less than $100,000. Policy should include ordinance or law coverage and loss of rents that mimic the limits on the property policy.

(iv)      Workers’ Compensation Insurance with statutory limits and Employers Liability Insurance with a limit of at least $1,000,000 per coverage section.

(v)       Automobile Liability Insurance in an amount not less than $1,000,000 combined single limit covering all owned, hired and non-owned automobiles.

(vi)     Umbrella/Excess Liability   Insurance   in   an   amount   not   less   than $10,000,000 providing excess liability coverage and following form of the underlying commercial general liability, automobile liability and employer’s liability policies. Coverage shall be follow form and no more restrictive than underlying coverages.

(vii)     Tenant, at its cost, either by separate policy or by endorsement to a policy already carried, shall maintain business interruption insurance and insurance coverage on all of Tenant Owned Improvements, personal property, machinery, equipment, office furniture, trade fixtures, office equipment, products, molds, and all other personal property owned by Tenant on the Premises. Such insurance shall be the full replacement cost coverage with a deductible not to exceed $10,000 per occurrence. Notwithstanding anything herein to the contrary, the proceeds of such insurance shall be payable to Tenant and used by Tenant for losses from business interruption, the replacement of personal property, or the restoration of Tenant Owned Improvements, in the sole discretion of Tenant.

All liability policies required of Tenant to maintain, include the commercial general liability, automobile liability and umbrella/excess liability policies shall name Landlord, Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) designated by Landlord as additional insureds on a primary and noncontributory basis without any privity of contract restriction. All Tenant’s insurance policies required herein shall contain a waiver of subrogation in favor of Landlord. Prior to the commencement of the Lease Term and no later than ten (10) days prior to each anniversary of the Commencement Date and/or renewal date thereof, Tenant shall furnish to Landlord certificate(s) (ACCORD 28 (2003/10) evidencing such coverage, which certificate(s) shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance and any insurance maintained by Landlord (acknowledging that Landlord has no obligation to maintain any such insurance) shall be deemed secondary thereto. All insurance proceeds payable under the terms and conditions of any property insurance policy for the Building only required to be obtained or maintained by Tenant pursuant to this Lease resulting from physical damage to the Premises shall be promptly paid to and become the property of Landlord irrespective of any termination of this Lease or the cause of such damage, and Tenant shall pay to Landlord, if, as, and to the extent applicable in connection with any claim made under such property insurance policy, the amount of any deductible. Tenant shall cooperate, fully and in all respects and at Tenant’s sole cost and expense, with Landlord in connection with any efforts of Landlord to receive prompt payment of any proceeds required to be paid to Landlord pursuant to the terms and conditions of this Lease in regard to insurance policies covering the Premises.

(b)      Tenant shall comply with all applicable Laws, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If Tenant fails to comply with the provisions of this Section 7.1(b) and (i) any insurance coverage is jeopardized and Tenant fails to correct such dangerous or prohibited use following ten (10) days’ notice, or (ii) insurance premiums are increased and Tenant fails, following ten (10) days’ notice, to cease such use, then in each event such failure shall constitute an Event of Default by Tenant under this Lease, without any further notice or cure right, and Landlord shall have all of its remedies as set forth in the Lease.

(c)      Landlord shall purchase and maintain during the Term: (i) Commercial General Liability Insurance with combined single limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence and not less than $2,000,000 in the aggregate, (ii) Workers’ Compensation Insurance with statutory limits and Employers Liability Insurance with a limit of at least $1,000,000 per coverage section, (iii) Automobile Liability Insurance in an amount not less than $1,000,000 combined single limit covering all owned, hired and non-owned automobiles, Umbrella/Excess Liability Insurance in an amount not less than $10,000,000, and (iv) special form property insurance and builder’s risk coverage covering the full replacement cost of the Building and other improvements on the Property.

(d)      Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Building or the Premises or any Alterations, personal property of such party therein or thereon by reason of fire, the elements, or any other cause which is covered by the insurance coverages actually maintained by Landlord and Tenant, respectively, or such greater amount required to be maintained by Landlord and Tenant, respectively, under this Lease, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause that shall provide that such party’s insurer waives any right of recovery against the other party in connection with any such loss or damage.

7.2.      Waiver of Claim – Indemnification.

(a)      Without limiting any other provisions of this Lease, but subject to the provisions of Section 7.1(d) hereof, Tenant agrees to defend, protect, indemnify and save Landlord and its partners, affiliates, members, officers, agents, servants and employees and Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) from time to time from and against all liability to third parties arising (a) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (b) from the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, (c) in connection with Tenant’s use of the Premises or any business conducted therein or any work done or condition created in the Premises by Tenant, its agent, employees or contractors, or anyone claiming by, through or under Tenant, or (d) the failure of Tenant to perform and discharge its covenants and obligations under this Lease. To the extent not prohibited by Laws and subject to the waiver of subrogation contained in Section 7.1(d) hereof, Landlord and its partners, affiliates, officers, agents, servants and employees shall not be liable for any damage either to person, property or business resulting from the loss of the use thereof sustained by Tenant or by other persons due to the Building, or any parts thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident or event in or about the Property (including the Premises), or due to any act or neglect of any tenant or occupant of the Property or of any other person, unless and then only to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and except as provided above, shall apply without distinction as to the person whose act or negligence was responsible for the damage and shall apply whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property at the Property (including without limitation the Premises, any loading docks, recovering and holding areas, or any freight elevators of the Building), shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. The provisions of Articles VII and X of this Lease shall survive the expiration or earlier termination of this Lease.

(b)      Landlord shall defend, indemnify and save harmless the Tenant and its subsidiaries, if any, and their respective officers, directors, shareholder and partners, against all claims, liabilities, losses, fines, penalties, damages, costs and expenses (including reasonable attorneys' fees and other costs of litigation) because of injury, including death, to any person, or damage or loss of any kind to any property caused by any action or omission of Landlord, or its employees, contractors, agents or representatives, or any failure on the part of Landlord, to perform its obligations under this Lease, except to the extent caused by the negligence or willful misconduct of Tenant, or its employees, contractors, agents or representatives, and subject to the limitations on Landlord’s liability contained elsewhere in this Lease.

(c)      The provisions of Articles VII and X of this Lease shall survive the expiration or earlier termination of this Lease, and shall not derogate from the abatement and termination rights set forth in Section 6.11 hereof.

ARTICLE VIII: ASSIGNMENT AND SUBLETTING

8.1.      Landlord’s Consent Required. Tenant shall not assign this Lease, or sublet or license the Premises or any portion thereof, or advertise the Premises for assignment or subletting or permit the occupancy of all or any portion of the Premises by any person or party other than Tenant (each of the foregoing actions is referred to as a “Transfer”) without obtaining, on each occasion, the prior consent of Landlord, subject to and in accordance with this Article VIII. A Transfer shall include, without limitation, any transfer of Tenant’s interest in this Lease by operation of law, merger or consolidation of Tenant into any other firm or corporation, the transfer or sale of a controlling interest in Tenant whether by sale of its capital stock or otherwise or any liquidation of Tenant or a substantial part of Tenant’s assets.

Notwithstanding the foregoing, any Transfer to an entity controlling Tenant, directly or indirectly controlled and beneficially owned by Tenant, or under common control with Tenant (an “Excluded Transfer”; for purposes of this paragraph, control shall mean possession of more than fifty percent (50%) ownership of the shares of beneficial interest of the entity in question together with the power to control and manage the affairs thereof either directly or by election of directors and/or officers) shall not require the consent of Landlord provided that (x) Landlord shall receive prior notice thereof plus reasonable evidence prior to closing that the transaction is in fact an Excluded Transfer, and (y) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied at least equal to the greater of the tangible net worth of Tenant either (1) as of the Effective Date or (2) immediately prior to such Transfer, and proof satisfactory to Landlord of the tangible net worth of both the transferee and Tenant shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (z) the proposed Transfer complies with all other provisions of this Lease, including, without limitation, this Article VIII, does not alter Landlord’s rights under the Lease, and does not impose any additional obligation on Landlord.

8.2.      Terms. Tenant shall not offer to make a Transfer to any party which would be of such type, character or condition as to be inappropriate as a tenant for a building comparable to the Building. Tenant shall not offer to transfer any portion of the Premises (other than for Excluded Transfers) unless the aggregate rent payable to Tenant under such transfer equals or exceeds the then prevailing market rate rent and other charges payable for space comparable to the Premises.

8.3.      Right of Termination or Recapture. Notwithstanding anything herein to the contrary, in addition to withholding or granting consent with respect to any proposed Transfer, Landlord shall have the right, to be exercised by written notice to Tenant (a “Recapture Notice”) within thirty (30) days after receipt of a Transfer Request (as defined in Section 8.4 below), to terminate this Lease (in the event of a proposed assignment) or recapture that portion of the Premises to be subleased (in the event of a proposed sublease of more than 25% of the Premises, or that would cause the aggregate amount of subleased space at the Premises to exceed 25% of the Premises). Tenant may, within five (5) business days of receipt of any Recapture Notice, rescind the applicable Transfer Request by written notice thereof to Landlord. If Landlord exercises its rights under this Section 8.3 and Tenant does not so rescind its Transfer Request, then (a) in the case of a proposed assignment, this Lease shall terminate as of the date (the “Recapture Date”) which is the later of (i) sixty (60) days after the date of Landlord’s Recapture Notice, and (ii) the proposed effective date of such Transfer, as if such date were the last day of the Lease Term, and (b) in the case of a proposed sublease, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises as of the Recapture Date, and thereafter all Base Rent and Additional Rent shall be appropriately prorated to reflect the reduction of the Premises as of the Recapture Date.

8.4.      Landlord’s Consent. Tenant’s request for consent (Tenant’s “Transfer Request”) under Article VIII of this Lease (and Tenant’s notice of any transfer not requiring Landlord’s consent under Section 8.1 hereof) shall set forth the details of the proposed Transfer, including: (i) the name, business and financial condition of the prospective transferee; (ii) a true and complete fully executed copy of the proposed instrument containing all of the terms and conditions of such Transfer; (iii) a written agreement of the assignee, subtenant or licensee, in recordable form reasonably approved by Landlord, agreeing with Landlord to perform and observe all of the terms, covenants, and conditions of this Lease; and (iv) any other information Landlord reasonably requested by Landlord prior to or in response to such notice. Except in connection with an Excluded Transfer, Landlord shall have the right to withhold consent, reasonably exercised as to any proposed sublease, or to grant consent, based on the following factors: (w) the business of the proposed assignee or subtenant and the proposed use of the Premises (if other than the Permitted Uses); (x) the net worth, business reputation, character, and financial condition of the proposed assignee or subtenant; (y) Tenant’s compliance with all of its obligations under this Lease within applicable notice and cure periods; and (z) such other factors as Landlord may reasonably deem relevant. Tenant shall pay to Landlord, as Additional Rent, Landlord’s reasonable attorneys’ fees in reviewing any Transfer proposed by Tenant, whether or not Landlord consents to the same.

8.5.      Profits. If Tenant does transfer with Landlord’s consent, and if the consideration, rent, or other charges payable to Tenant under such transfer exceed the Rent and other charges to be paid hereunder (pro-rated based on floor area in the case of a subletting, license or other occupancy of less than the entire floor area of the Premises), then Tenant shall pay to Landlord, as Additional Rent, after deducting all reasonable out-of-pocket expenses incurred in connection with such Transfer (including without limitation, brokerage commissions, tenant improvement costs, and legal fees), fifty percent (50%) of the amount of such excess when and as received. Without limiting the generality of the foregoing, any lump-sum payment or series of payments due (including for the purchase of so-called leasehold improvements) on account of any Transfer shall be deemed to be in excess of rent and other charges in its or their entirety.

8.6.      No Release. Notwithstanding any Transfer of this Lease or any interest therein, Tenant’s (and any guarantor’s) liability to Landlord shall in all events remain direct and primary. Any transferee of all or a substantial part of Tenant’s interest in the Premises shall be deemed to have agreed directly with Landlord to be jointly and severally liable with Tenant for the performance of all of Tenant’s covenants under this Lease; and such transferee shall upon request execute and deliver such instruments as Landlord reasonably requests in confirmation thereof (and agrees that its failure to do so shall be subject to the default provisions). Landlord may collect rent and other charges from such transferee (and upon notice such transferee shall pay directly to Landlord) and shall apply the net amount collected to the Rent and other charges herein reserved, but no Transfer shall be deemed a waiver of the provisions of this Section 8.6, or the acceptance of the transferee as a tenant, or a release of Tenant or any guarantor from direct and primary liability for the performance of all of the covenants of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant from the obligation of obtaining the express consent of Landlord to any modification of such transfer or a further assignment, subletting, license or occupancy, to the extent required under Section 8.1 hereof; nor shall Landlord’s consent alter in any manner whatsoever the terms of this Lease, to which any Transfer at all times shall be subject and subordinate. The breach by Tenant of any restriction on transfer in this Section 8.6 shall be an Event of Default for which there is no cure period.

ARTICLE IX: DEFAULT AND REMEDIES

9.1.       Events of Default. Each of the following shall be an “Event of Default” under this Lease: (a) if Tenant fails to pay Base Rent or any Additional Rent or other sum or charge hereunder when due and such failure continues for longer than five (5) days after notice from Landlord that the same is due (provided that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided); (b) if Tenant shall abandon the Premises; (c) if any assignment shall be made by Tenant (or any assignee, sublessee or guarantor of Tenant) for the benefit of creditors; (d) if Tenant’s leasehold interest shall be taken on execution or by other process of law; (e) if a petition is filed by Tenant (or any assignee, sublessee or guarantor of Tenant) for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of any bankruptcy act then in force and effect; (f) if an involuntary petition under the provisions of any bankruptcy act is filed against Tenant (or any assignee, sublessee or guarantor of Tenant) and such involuntary petition is not dismissed within sixty (60) days thereafter; (g) if Tenant (or any assignee, sublessee or guarantor of Tenant) shall be declared bankrupt or insolvent according to law; (h) if a receiver, trustee or assignee shall be petitioned for and not contested by Tenant for the whole or any part of Tenant’s (or such assignee’s, sublessee’s or guarantor’s) property, or if a receiver, trustee or assignee shall be appointed over Tenant’s (or such other person’s) objection and not be removed within sixty (60) days thereafter; (i) if any representation or warranty made by Tenant shall be untrue in any material respect; (j) any default of Tenant with respect to any obligations of Tenant set forth in this Lease with respect to any letters of credit to be issued to Landlord hereunder; (k) any default of Tenant with respect to any obligations of Tenant set forth in this Lease (including, without limitation, in Article VII of this Lease) with respect to insurance pertaining to the Building, the Property or the Premises; (l) any default of Tenant with respect to any obligations of Tenant set forth in Article VIII of this Lease; (m) any default by any guarantor with respect to any guaranty of Tenant’s obligations under this Lease; or (n) any default of Tenant with respect to any obligations of Tenant set forth in this Lease (other than those defaults identified in the preceding provisions of this Section 9.1) which default continues for thirty (30) days after notice from Landlord to Tenant (provided, however, that such thirty (30) day period shall be reasonably extended for up to an additional sixty (60) days if the matter complained of can be cured, but the cure cannot be completed within such thirty (30) day period and Tenant begins promptly to cure within such period and thereafter diligently completes the cure), provided, however, that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, (i) if such matters cannot be cured or (ii) if the covenant or condition the breach of which gave rise to default had, by reason of a breach on a prior occasion, been the subject of a notice hereunder to cure such default. Upon the occurrence of an Event of Default, Landlord and its agents and employees lawfully may, in addition to and not in derogation of any remedies for any preceding breach, immediately or at any time thereafter, without demand or notice and with or without process of law, enter into and upon the Premises or any part thereof in the name of the whole, or mail or deliver a notice of termination of the Lease Term addressed to Tenant at the Premises or at any other address herein provided, and thereby terminate this Lease and repossess the same as of Landlord’s former estate. Upon such entry or mailing or delivery, as the case may be, the Lease Term shall terminate, all executory rights of Tenant and all obligations of Landlord under this Lease shall immediately cease, and Landlord may expel Tenant and all persons claiming by, through or under Tenant and remove all of the effects of Tenant and all such persons (forcibly if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants; and Tenant hereby waives all statutory and equitable rights to its leasehold (including without limitation rights in the nature of further cure or of redemption, if any). Landlord may, without notice, store Tenant’s effects (and those of any person claiming by, through or under Tenant) at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or auctions or at private sale or sales after seven (7) days’ notice to Tenant (which notice Tenant agrees is reasonable) and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. Notwithstanding anything to the contrary in this Lease, Tenant shall have the right to vacate or abandon the Premises without it being a default, provided that Tenant shall continue to perform all of its obligations under this Lease, including without limitation the payment of Rent.

9.2.      Remedies for Default.

(a)      Reletting Expenses Damages. If this Lease is terminated due to an Event of Default, then Tenant covenants, as an additional cumulative obligation after such termination, to pay all of Landlord’s costs and expenses related thereto or in collecting amounts due hereunder, including reasonable attorneys’ fees, and all of Landlord’s expenses in connection with such reletting, including without limitation, tenant inducements, brokerage commissions, fees for legal services, expenses of preparing the Premises for reletting and the like (“Reletting Expenses”). It is agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term, and may grant such tenant inducements as Landlord in its sole judgment considers advisable, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole discretion considers advisable, and no action of Landlord in accordance with the foregoing nor any failure to relet or to collect rent under any reletting shall operate or be construed to release or reduce Tenant’s liability. Any obligation to relet the Premises imposed upon Landlord by law shall be subject to Landlord’s reasonable objectives of developing its property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms, etc. All Reletting Expenses, together with all sums otherwise provided for in this Lease, whether incurred prior to or after such termination, shall be due and payable immediately from time to time upon notice from Landlord.

(b)      Termination Damages. If this Lease is terminated due to an Event of Default, then unless and until Landlord elects lump sum liquidated damages described in Section 9.2(c) below, Tenant covenants, as an additional cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence Tenant shall be credited with the net proceeds of any Rent then actually received by Landlord from a reletting of the Premises after deducting all Reletting Expenses and all sums provided for in this Lease to be paid by Tenant and not then paid.

(c)      Lump Sum Liquidated Damages. If this Lease is terminated due to an Event of Default, then Tenant covenants, as an additional cumulative obligation after termination, to pay forthwith to Landlord at Landlord’s election made by notice to Tenant at any time after termination, as liquidated damages a single lump sum payment equal to the sum of (i) all sums provided for in this Lease to be paid by Tenant and not then paid at the time of such election, plus either (ii) the present value (calculated at the Federal Reserve discount rate or equivalent) of the excess of all of the Rent reserved for the remainder of the Lease Term over all of the fair market rent reasonably projected by Landlord to be received on account of the Premises during such period, which Rent from reletting shall be reduced by reasonable projections of vacancies and by Landlord’s Reletting Expenses described above to the extent not theretofore paid to Landlord, or (iii) an amount equal to the sum of all of the Rent and other sums due hereunder and payable with respect to the twelve (12) month period next following the date of termination. Because Landlord’s damages resulting from Tenant’s default and subsequent termination are difficult to ascertain as of the Date of this Lease, the parties agree that the foregoing agreed-to sum represents a reasonable forecast of Landlord’s expected damages as a result of Tenant’s breach and early termination.

9.3.      Remedies Cumulative. Any and all rights and remedies Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any of such rights and remedies may be exercised at the same time insofar as permitted by law. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which the damages are to be proved, whether such amount be greater, equal to, or less than the amount of the loss or damages referred to in Section 9.2 hereof.

9.4.      Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition, or any waiver by Landlord of the breach of any covenant or condition, shall not in any way be held or construed to operate so as to impair the continuing obligation of such covenant or condition, or otherwise operate to permit other similar acts or omissions. No breach shall be deemed to have been waived unless and until such waiver be in writing and signed by Landlord. The failure of Landlord to seek redress for violation of or insist upon the strict performance of any covenant or condition of this Lease, or the receipt by Landlord of Rent with knowledge of any violation, shall not be deemed a consent to or waiver of such violation, nor shall it prevent a subsequent act, which would otherwise constitute a violation, from in fact being a violation.

9.5.      No Accord and Satisfaction; No Surrender. No acceptance by Landlord of a lesser sum than the Base Rent, Additional Rent or any other sum or charge then due shall be deemed to be other than on account of the earliest installment of such Rent, sum or charge due; nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy available to it. The delivery of keys (or any similar act) to Landlord or any agent or employee of Landlord shall not operate as a termination of this Lease or an acceptance of a surrender of the Premises. No receipt for monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right to possession hereunder or after the finding of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Base Rent and additional rent due, and the payment of said Base Rent and additional rent shall not waive or affect said notice, suit or judgment.

9.6.      WAIVER OF JURY TRIAL. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE WHERE THE BUILDING IS LOCATED, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE LAW OF THE STATE WHERE THE BUILDING IS LOCATED, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

9.7.      Landlord’s Curing and Enforcement. If Tenant shall neglect or fail to perform or observe any covenant or condition of this Lease and shall not cure such default or Event of Default within the applicable cure period, Landlord may, at its option, without waiving any claim for breach, at any time thereafter cure such default or Event of Default for the account of Tenant, and any amount paid or any liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant shall reimburse Landlord therefor, together with an administrative charge of fifteen percent (15%) of the amount thereof, on demand as Additional Rent; and Tenant shall further indemnify and save Landlord harmless in the manner elsewhere provided in this Lease in connection with all of Landlord’s actions in effecting any such cure. Notwithstanding any other provision herein concerning cure periods, Landlord may cure any default or Event of Default for the account of Tenant after such notice to Tenant, if any, as is reasonable under the circumstances (including telephone notice) if the curing of such default or Event of Default prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises or other improvements or possible injury to persons, or to protect Landlord’s interest in its property or the Premises. Tenant shall pay to Landlord on demand as Additional Rent all of the costs and expenses of Landlord, including such administrative charge and reasonable attorneys’ fees, incurred in enforcing any covenant or condition of this Lease. Without limiting any of its other rights or remedies, any sum due hereunder shall, in addition, bear interest from the date due at the Default Rate.

In the event Tenant breaches any covenant or fails to observe any condition set forth in Article VII of this Lease with respect to the insurance required to be maintained by Tenant, then and without limiting any other right or remedy, and notwithstanding any other provision herein concerning notice and cure of defaults or Events of Default, Landlord may immediately and without notice to Tenant obtain such insurance, and Tenant shall pay the cost thereof and Landlord’s expenses related thereto upon demand as Additional Rent.

9.8.      Landlord’s Default. In no event shall Landlord be in default unless notice thereof has been given to Landlord (and all mortgagees of which Tenant has notice) and Landlord (or any such mortgagee at its sole discretion) fails to perform within forty-five (45) days (“Landlord’s Cure Period”; provided, however, that such forty-five (45) day period shall be reasonably extended if such performance begins within such period and thereafter is diligently pursued, or if such mortgagee notifies Tenant within such period that it intends to cure on behalf of Landlord and thereafter begins curing within such period, or if later within forty-five (45) days after acquiring possession of the Property if the cure requires the mortgagee to obtain possession of the Property, and diligently pursues curing with reasonable promptness). In the event that the Premises are rendered untenantable as a result of Landlord’s default, then commencing on the day immediately following the expiration of Landlord’s Cure Period, Tenant shall have the right to cure the condition that is the cause of such default (provided that such right shall be limited to the Premises and systems exclusively serving the Premises, and in no event shall Tenant be permitted to perform any work on or affecting the structural components or base building systems of the Building) and Landlord shall, within thirty (30) days of demand, reimburse Tenant for any reasonable, actual out-of-pocket costs incurred by Tenant in effecting such cure. Notwithstanding any provision contained herein, in no event shall Landlord ever be liable to Tenant, or any person claiming by, through or under Tenant, for any special, indirect, incidental or consequential damages, or for any lost profits. Tenant shall have no right to terminate this Lease as a result of any breach or default by Landlord hereunder, except in the case of a partial or total wrongful eviction (constructive or actual) of the Tenant from the Premises by Landlord. In addition, Tenant shall have no right, as a result of any such breach or default, to offset or counterclaim against any Rent due hereunder. Subject to the provisions of Section 41 hereof, Tenant shall be entitled to seek monetary damages from Landlord for such breach or default, as well as all other remedies available to Tenant at law or in equity, as limited by the foregoing. Any mortgagee notice and cure periods set forth in any subordination, nondisturbance and attornment agreement then in effect under Section 11.1 hereof shall control to the extent the same differs from the foregoing.

9.9.      Vacancy During Last Ninety (90) Days. If Tenant vacates substantially all of the Premises (or substantially all of major portions of the Premises) at any time within the last ninety (90) days of the Lease Term, Landlord may enter the Premises (or such portions) and commence demolition work or construction of leasehold improvements for future tenants. The exercise of such right by Landlord will not affect Tenant’s obligations to pay Base Rent or Additional Rent with respect to the Premises (or such portions), which obligations shall continue without abatement until the end of the Lease Term.

9.10.      Security Deposit; Letter of Credit.

(a)      Letter of Credit. Concurrent with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord an irrevocable and unconditional standby letter of credit (the “Original Letter of Credit”) which shall be: (i) in form reasonably satisfactory to Landlord, (ii) issued by a bank reasonably satisfactory to Landlord upon which presentment may be made in the Commonwealth of Massachusetts, (iii) in an amount equal to the Security Deposit amount set forth in Section 1.1 hereof, (iv) for a term of not less than one (1) year, (v) permit multiple drawings, (vi) be freely and fully transferable by Landlord without payment of any fees or charges by Landlord, and (vii) otherwise in form and content satisfactory to Landlord. The Original Letter of Credit, any Additional Letters(s) of Credit (as defined in Section 9.10(c) hereof), and any Substitute Letter(s) of Credit are referred to herein collectively as the “Letter of Credit.” The Letter of Credit shall be held by Landlord as security for the performance by Tenant of its obligations under this Lease. The Letter of Credit is not an advance payment of Rent or a limitation upon the liability of Tenant hereunder.

(b)      Renewal of Letter of Credit. Each Letter of Credit shall be automatically renewable for consecutive periods of one (1) year; provided, however, that if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit, then Tenant shall deliver to Landlord a new letter of credit (a “Substitute Letter of Credit”) satisfying the requirements of the Original Letter of Credit under Section 9.10(a) hereof on or before the date thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect. If Tenant fails timely to deliver to Landlord a Substitute Letter of Credit in accordance with the foregoing provisions, then Landlord shall have the right, at any time thereafter, without giving any further notice to Tenant, to draw down the Letter of Credit and to hold the proceeds thereof in a segregated account in the name of Landlord, which proceeds may be withdrawn and applied by Landlord under the same circumstances and for the same purposes as if such proceeds were a Letter of Credit. Upon any such application of such proceeds by Landlord, Tenant shall, within thirty (30) days of written demand therefor, deliver to Landlord an Additional Letter of Credit in the amount of proceeds so applied.

(c)      Draws to Cure Defaults. If Tenant breaches or defaults in any of its obligations under this Lease beyond the expiration of any applicable grace period, then without prejudice to or limiting any other rights or remedies of Landlord, Landlord shall have the right, at any time thereafter, to draw down from the Letter of Credit the amount necessary to cure such default. In the event of any such draw by the Landlord, within thirty (30) days of written demand therefor, Tenant shall deliver to Landlord an additional Letter of Credit (“Additional Letter of Credit”) satisfying the requirements for the Original Letter of Credit set forth in Section 9.10(a) hereof, except that the amount of such Additional Letter of Credit shall be the amount of such draw.

(d)      Draws to Pay Damages. In addition, if (i) this Lease has been terminated as a result of Tenant’s default under this Lease beyond the expiration of any applicable cure period, and/or (ii) this Lease has been rejected in a bankruptcy or other similar proceeding, then Landlord shall have the right at any time thereafter to draw down from the Letter of Credit an amount sufficient to pay any and all damages payable by Tenant on account of such termination or rejection, as the case may be, pursuant to this Article IX.

(e)      Return of Letter of Credit at End of Term. Within thirty (30) days after the expiration of the Term, to the extent Landlord has not previously drawn upon any Letter of Credit held by Landlord, Landlord shall return the same to Tenant provided that Tenant is not then in default of any of its obligations under this Lease.

ARTICLE X: CASUALTY AND CONDEMNATION

10.1.      Fire or Casualty

(a)      If the Premises or the Building (including machinery or equipment used in its operation) is damaged by fire or other casualty and if such damage does not cause a termination of this Lease as described in the following sentences, then Landlord shall repair and restore the damage with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, but Landlord shall not be obligated to expend for repairing or restoring the damage an amount in excess of the proceeds of insurance actually received by Landlord for application to the repair of such damage. If in Landlord’s estimation the Premises cannot be restored within two hundred seventy (270) days from the date of such fire or casualty, then Landlord shall give notice to Tenant of such estimate within sixty (60) days after such fire or casualty. Tenant may elect by notice given to Landlord within thirty (30) days following the date of such notice from Landlord (time being of the essence) to terminate this Lease effective as of the date of Tenant’s notice. If any such damage (i) renders twenty-five percent (25%) or more of the Building untenantable or (ii) renders general Building systems inoperable and such systems cannot be repaired in Landlord’s reasonable estimate within one hundred eighty (180) days from the date of such damage or (iii) occurs within the last twenty- four (24) months of the Lease Term, Landlord shall have the right to terminate this Lease as of the date of such damage upon notice given to Tenant at any time within one hundred twenty (120) days after the date of such damage. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration provided that Tenant shall have the right to terminate the Lease if such repairs are not completed within such two hundred seventy (270) day period or such longer period as originally estimated by Landlord, subject to extension for delays caused by reasons outside of Landlord’s control, by notice given within thirty (30) days after such repair period expires, which notice shall be deemed withdrawn if the restoration is completed within thirty (30) days after such notice is delivered to Landlord. Base Rent and Additional Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable and, in fact, unoccupied by Tenant as a result of such damage until such time as Landlord has substantially completed Landlord’s restoration obligations under this Section 10.1.

(b)      Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 10.1 to repair or restore any portion of any Alterations in the Premises or the decoration thereto or any of Tenant’s personal property or fixtures in the Premises. If Tenant desires that Landlord perform such restoration or any other additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant’s sole cost and expense subject to all of the applicable provisions of this Lease. Tenant acknowledges that if this Lease is terminated under any of the provisions of this Article X, Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to any alterations, addition, installation, improvements or decorations which would become Landlord’s property upon the termination of the Lease. This Article X shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and any law providing for a contingency in the absence of an express agreement, now or hereafter in force, shall have no application.

10.2.      Condemnation

(a)      If the Property or the Building (or any portion of the Building, the loss of which would require reconfiguration or restoration of the Building and (i) Landlord reasonably estimates such reconfiguration or restoration will cost in excess of twenty-five percent (25%) of the current replacement cost of the Building or (ii) Landlord’s lender will not permit Landlord to use the condemnation proceeds to restore the Building) shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, Landlord shall have the right, exercisable at its sole direction, to cancel this Lease upon not less than sixty (60) days’ notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in any condemnation award made to Landlord or in any judgment for damages obtained by Landlord caused by such taking or condemnation.

(b)      If any such taking (i) renders twenty-five percent (25%) or more of the Premises untenantable or (ii) renders general Building systems inoperable and such systems cannot be repaired in Landlord’s reasonable estimate within one hundred eighty (180) days from the date of such taking or (iii) occurs within the last twenty-four (24) months of the Lease Term, Landlord or Tenant shall have the right to terminate this Lease as of the date of such taking upon notice given to the other at any time within one hundred twenty (120) days after the date of such taking. If neither party so terminates, Landlord shall, to the extent condemnation proceeds are paid to Landlord and not required to pay down Landlord’s mortgage loan, use diligent efforts to restore or repair the Building. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration unless such repairs are not completed within such one hundred eighty (180) day period, in which event Tenant shall have the right to terminate this Lease if such repairs are not completed within such one hundred eighty (180) day period, subject to extension under Section 12.15 hereof by notice given within thirty (30) days after such repair period expires, which notice shall be deemed withdrawn if the restoration is completed within thirty (30) days after such notice is delivered to Landlord. Base Rent and Additional Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable and, in fact, unoccupied by Tenant as a result of such taking.

ARTICLE XI: PROTECTION OF LENDERS

11.1.      Subordination and Superiority of Lease. Tenant agrees that this Lease and the rights of Tenant hereunder will be subject and subordinate to the present or future lien of any first mortgage (and at Landlord’s election, to the lien of any subordinate mortgage or mortgages) and to the rights of any lessor under any ground or improvements lease of the Property (collectively referred to in this Lease as a “mortgage” and the holder or lessor thereof from time to time as a “mortgagee”), and to all advances and interest thereunder and all modifications, renewals, extensions and consolidations thereof; and that Tenant shall attorn to any such mortgagee succeeding to Landlord’s interest in the Property by foreclosure, deed in lieu of foreclosure, or otherwise, promptly after the giving of notice by such mortgagee requiring such attornment; provided, however, that the mortgagee of any mortgage executes and delivers to Tenant an agreement in the mortgagee’s customary form in which the mortgagee agrees that Tenant shall not be disturbed in Tenant’s possession upon Tenant’s attornment to such mortgagee as Landlord and performance of its Lease covenants (both of which conditions Tenant agrees with all mortgagees to perform). Tenant agrees that any mortgagee may at its option unilaterally elect to subordinate, in whole or in part and by instrument in form and substance satisfactory to such mortgagee alone, the lien of its mortgage (or the priority of its ground lease) to some or all provisions of this Lease. Landlord shall cause its current mortgagee to execute and deliver to Tenant a written subordination and non-disturbance agreement in recordable form.

Tenant agrees that this Lease shall survive the merger of estates of any ground (or improvements) lessor and lessee. Until a mortgagee (either superior or subordinate to this Lease) forecloses Landlord’s equity of redemption (or terminates in the case of a ground or improvements lease), no mortgagee shall be liable for failure to perform any of Landlord’s obligations (and such mortgagee shall thereafter be liable only after it succeeds to and holds Landlord’s interest and then only as limited herein). Any mortgagee (or any other successor to Landlord acquiring the Property by foreclosure, deed in lieu of foreclosure, or otherwise) shall not be: (i) liable for any previous act or omission of Landlord under the Lease; (ii) subject to any credit, demand, claim, counterclaim, offset or defense which theretofore accrued to Tenant against Landlord; (iii) unless consented to by such mortgagee, bound by any previous amendment or modification of the Lease or by any previous prepayment of more than one (1) month’s payment of Base Rent or Additional Rent (except estimated payments of Additional Rent); (iv) required to account for any security deposit of Tenant other than any security deposit actually delivered to such mortgagee by Landlord; (v) bound by any obligation to make any payment to Tenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the Lease to be performed by Landlord after the date of such attornment; or (vi) responsible for any monies owing by Landlord to Tenant. Tenant shall give notice of any alleged non-performance on the part of Landlord to any mortgagee of which Tenant has notice, simultaneously with the default notice delivered to Landlord; and Tenant agrees that such mortgagee shall have a separate, consecutive reasonable cure period of no less than thirty (30) days (to be reasonably extended in the same manner Landlord’s thirty (30) day cure period is to be extended) following Landlord’s cure period during which such mortgagee may, but need not, cure any non-performance by Landlord. The foregoing shall not relieve such mortgagee of the obligation to remedy or cure any conditions at the Premises the existence of which constitutes a Landlord default under this Lease and which continue at the time of such mortgagee’s taking title to the Property. The agreements in this Lease with respect to the rights and powers of a mortgagee constitute a continuing offer to any person which may be accepted by taking a mortgage (or entering into a ground or improvements lease) of the Property.

11.2.      Rent Assignment. If from time to time Landlord assigns this Lease or the rents payable hereunder to any person, whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord; but the assignee shall be responsible only for non-performance of Landlord’s obligations which occur after it succeeds to and only while it holds Landlord’s interest in the Premises.

11.3.      Other Instruments. The provisions of Article XI of this Lease shall be self- operative; nevertheless, Tenant agrees to execute, acknowledge and deliver any subordination, attornment or priority agreements or other instruments conforming to the provisions of Article XI of this Lease (and being otherwise commercially reasonable) from time to time requested by Landlord or any mortgagee in furtherance of the foregoing, and further agrees that its failure to do so within ten (10) business days after written demand shall be subject to the monetary default provisions of this Lease.

11.4.      Financial Condition of Tenant. On or before September 1 of each calendar year, Tenant shall deliver to Landlord unaudited financial statements of Tenant, including without limitation unaudited quarterly financial statements, balance sheets, income statements, and statements of cash flow together with cash receipts and disbursements report; bank statements; backlog report; and borrowing base certificate, certified as true, correct and complete by the Treasurer or the Chief Financial Officer of Tenant. On or before March 1 of each calendar year, Tenant shall deliver to Landlord financial statements of Tenant, including audited annual financial statements, balance sheets, income statements, and statements of cash flow, and accompanying financial statement notes, certified by the Treasurer or Chief Financial Officer of Tenant. Such financial statements shall be delivered to Landlord’s mortgagees and lenders and prospective mortgagees, lenders and purchasers directly by Tenant, or at Landlord’s option, by Landlord on Tenant’s behalf. Additionally, on a periodic basis, but not more than twice per annum, Landlord has the right to contact Tenant via phone or to meet in person to discuss financial and business conditions. If an Event of Default has occurred, Landlord has this right on an as needed basis within reason.

ARTICLE XII: MISCELLANEOUS

12.1.      Notice from One Party to the Other. All notices, consents, approvals and the like shall be in writing and shall be delivered in hand by any courier service providing receipts, by a nationally recognized overnight courier providing receipts, or mailed by certified mail addressed to Landlord or Tenant as set forth below. If requested, Tenant shall deliver copies of all notices in like manner to Landlord’s mortgagees and other persons having a relationship to the Premises at such address as designated from time to time by Landlord or such mortgagee. Any notice so addressed shall be deemed duly given on the second business day following the day of mailing if so mailed by registered or certified mail, return receipt requested, whether or not accepted, or if by hand or by overnight courier upon actual receipt by any person reasonably appearing to be an agent or employee working in the executive offices of the addressee.

If to Tenant:	BioLife Solutions, Inc.
35 Dunham Rd
Billerica, MA 01821
Attn: Graham Young

If to Landlord:	301 Treble Cove Road Billerica, LLC
c/o Calare Properties, Inc.
30 Speen Street
Framingham, MA 02111

with a copy to:	Dain, Torpy, Le Ray, Wiest, & Garner, P.C.
745 Atlantic Avenue, 5th Floor
Boston, Massachusetts 02111
Attn: Calare Properties Team

Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with Section 12.1 hereof. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

12.2.      Quiet Enjoyment. Landlord agrees that upon Tenant’s paying all Rent and performing and observing all covenants, conditions and other provisions on its part to be performed and observed, Tenant may peaceably and quietly have, hold and enjoy the Premises during the Lease Term without disturbance by Landlord or anyone claiming by, through or under it, subject always to the terms of this Lease, provisions of law, and rights or interests of record to which this Lease may be or become subject and subordinate.

12.3.      Limitation of Landlord’s Liability. Landlord shall be liable only for breaches of Landlord’s obligations occurring while Landlord is owner of the fee of which the Premises are a part (provided, however, that if Landlord shall ever sell and lease-back such fee, or the ground thereof or the improvements thereon, then “fee” shall, in such event, be deemed to mean Landlord’s leasehold interest). Tenant (and all persons claiming by, through or under Tenant) agrees to look solely to Landlord’s interest from time to time in the Property (including the uncollected rents, issues, profits, and proceeds thereof, subject to the superior rights of mortgagees therein) for satisfaction of any claim or recovery of any judgment from Landlord; it being agreed that neither Landlord nor any trustee, beneficiary, partner, member, manager, shareholder, agent or employee of Landlord shall ever be personally or individually liable for any claim or judgment, or otherwise, to Tenant (or such persons). In no event shall Landlord ever be liable to Tenant (or such persons) for indirect or consequential damages; nor shall Landlord ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of such interest in the Property.

12.4.      Applicable Law and Construction. This Lease may be executed in counterpart copies and shall be governed by and construed as a sealed instrument in accordance with the laws of the Commonwealth of Massachusetts. If any provision shall to any extent be invalid, the remainder of this Lease shall not be affected. Other than contemporaneous instruments executed and delivered as of the Effective Date, if any, this Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior dealings between them with respect thereto. There are no oral agreements between Landlord and Tenant affecting this Lease. This Lease may be amended only by an instrument in writing executed by Landlord and Tenant. The enumeration of specific examples of a general provision shall not be construed as a limitation of the general provision. Unless Landlord’s approval or consent is required by its terms not to be unreasonably withheld, such approval or consent may be withheld in Landlord’s sole discretion. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional, time always being of the essence to any options; and if Tenant purports to condition the exercise of any option or vary its terms in any manner, then the option granted will automatically and immediately become null and void and the purported exercise will be ineffective. This Lease and all consents, notices and other related instruments may be reproduced by any party by photographic, .pdf scan or other reproduction process and the originals thereof may be destroyed; and each party agrees that reproductions will be admissible in evidence to the same extent as the original itself in and judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and further reproduction will likewise be admissible. The titles of the several Articles and Sections of this Lease are for convenience only, and shall not be considered a part hereof. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant.

12.5.      Successors and Assigns. Except as herein provided otherwise, the agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its legal representatives, successors and assigns, and shall inure to the benefit of Tenant and its legal representatives, successors and permitted assigns; and the agreements and conditions on the part of Tenant to be performed and observed shall be binding upon Tenant (and any guarantor of Tenant) and Tenant’s legal representatives, successors and permitted assigns and shall inure to the benefit of Landlord and its legal representatives, successors and assigns.

12.6.      Relationship of the Parties. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers; it being understood and agreed that neither the manner of fixing rent, nor any other provision of this Lease, nor any act of the parties, shall ever be deemed to create any relationship between them other than the relationship of landlord and tenant.

12.7.      Estoppel Certificate. Within ten (10) business days after either party’s request, Landlord and Tenant agree, in favor of the other, to execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications), and the amount and dates to which the Base Rent (and Additional Rent and all other charges) have been paid and any other information reasonably requested by the requesting party or Landlord’s mortgagee. Both parties intend and agree that any such statement may be relied upon by any prospective purchaser, mortgagee, or other person to whom the same is delivered. Tenant acknowledges that prompt execution and delivery of such statements, and all instruments referred to in Article XI of this Lease, constitute essential requirements of any financings or sales by Landlord, and Tenant will indemnify Landlord in the manner elsewhere provided against all costs and damages resulting from Tenant’s failure to comply herewith (notwithstanding any grace period) or Landlord’s right to execute the same on Tenant’s behalf.

12.8.      No Recordation of Lease. Neither Landlord nor Tenant shall record this Lease or any memorandum thereof.

12.9.      Tenant as Business Entity. If requested by either of the parties to this Lease, each of Landlord and Tenant shall deliver to the other simultaneously with the execution of this Lease (i) a certificate of legal existence and good standing and (ii) a certified copy of a resolution of its directors, manager, members, or general partner authorizing the execution of this Lease or other reasonable evidence of such authority.

12.10.      Legal Proceedings. If either party shall be in breach or default under this Lease, such defaulting party shall reimburse the other upon demand for any costs or expenses incurred in connection with the successful enforcement by the other party of its rights.

12.11.      Landlord’s Consent. Tenant shall pay Landlord’s reasonable fees and expenses, including, without limitation, legal, engineering and other consultants’ fees and expenses, incurred in connection with Tenant’s request for Landlord’s consent under this Lease, or in connection with any other act by Tenant which requires Landlord’s consent or approval under this Lease.

12.12.      Holding Over. If Tenant (or anyone claiming by, through or under Tenant) shall remain in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease with respect to any portion of the Premises without any agreement in writing executed with Landlord, such holdover shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease as far as applicable except that, following the expiration of the first month of such tenancy at sufferance (the date immediately following such expiration to be referred to herein as the “Holdover Rent Escalation Date”), Tenant shall pay as a use and occupancy charge an amount equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent payable for the twelve (12) month period immediately preceding such expiration or termination, measured from Holdover Rent Escalation Date and terminating on the day on which Tenant vacates the Premises. In addition, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs and damages, direct and/or indirect, sustained by reason of any such holding over, including, without limitation, claims made by and loss of any succeeding tenant arising out of such failure to timely surrender possession in the condition required under this Lease. In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable (and excluding any extension, expansion or rights of first offer of Tenant) in the Lease. Nothing contained in this Section 12.12 shall be construed as a consent by Landlord to any holding over by Tenant, and Landlord shall have the right to immediately terminate such holding over pursuant to applicable Laws.

12.13.      Interpretation. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission.

12.14.      Waivers. All waivers shall be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future, even if such violation is continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

12.15.      Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord’s reasonable control (“Force Majeure”), the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s reasonable control include, but are not limited to, acts of God, war, civil commotion or terrorism, labor disputes, strikes, fire, flood, or other casualty, epidemic, pandemic, or other public health crisis, shortages of labor or material, government orders, regulations, or restrictions, and weather conditions, but exclude financial circumstances.

12.16.      Brokers. Each of Tenant and Landlord represents and warrants to the other that it has not dealt with any broker in connection with this Lease or the Premises other than the brokers identified in Section 1.1 hereof and agrees to indemnify and save the other harmless from all loss, claim, damage, cost or expense (including reasonable attorneys’ fees of counsel of the other’s choice against whom the indemnifying party makes no reasonable objection) arising from any its breach of this representation and warranty. This warranty and representation shall survive the Lease Term or any early termination of this Lease.

12.17.      Landlord’s Representations and Warranties. Effective as of the Commencement Date, Landlord represents and warrants that, to the best of Landlord’s actual knowledge:

(a)      the Premises and the Building are free of mold, asbestos and other hazardous materials;

(b)      the Building is in conformance with all applicable building codes, permits, laws and regulations, including without limitation the Americans with Disabilities Act; and

(c)      all (i) structural elements, (ii) Building and common area systems (including without limitation mechanical, plumbing, electrical, life safety, and roof), and (iii) subsystems of the Building serving the Premises (including without limitation HVAC, mechanical, electrical, and plumbing) are in good working condition and repair.

12.18.      Signage. Landlord shall, at Landlord’s sole cost and expense, construct a monument sign at or near the entrance to the Property. Tenant may, at Tenant’s sole cost and expense, in each case subject to Landlord’s approval and in accordance with any applicable Laws and the signage standards and specifications adopted by Landlord from time-to-time, (a) install the name of its business on (i) such monument sign and (ii) the entrance door to the Premises, and (b) install signage on the exterior of the Building.

12.19.      Security. Tenant shall be solely responsible for the security of the Premises and Tenant’s property. Tenant shall, at Tenant’s sole cost and expense and subject to Landlord’s approval (which approval shall not be unreasonably withheld), provide and maintain in good working order such security systems and measures (collectively, “Tenant’s Security System”) as Tenant deems necessary or desirable to provide protection for the Premises and Tenant’s Property. In no event shall Landlord have any liability or obligation to Tenant arising from any claims for loss, injury or damage to persons or property in connection with Tenant’s Security System.

ARTICLE XIII: LANDLORD’S WORK

13.1.      Definitions; Substantial Completion. For purposes of this Lease, “Landlord’s Work,” “Substantial Completion,” and “Tenant Delay” shall have the meanings ascribed to them in the Work Letter attached hereto as Exhibit C and made a part hereof by reference (the “Work Letter”). Landlord shall use commercially reasonable efforts to Substantially Complete Landlord’s Work not later than the Substantial Completion Target Date. Landlord shall have no liability whatsoever to Tenant in the event that Landlord shall fail for any reason whatsoever to Substantially Complete Landlord’s Work on or before the Substantial Completion Target Date (including, without limitation, for any damages that Tenant may suffer as a result thereof or in connection therewith); provided, however, in such event, Landlord shall use commercially reasonable efforts to Substantially Complete Landlord’s Work as soon as possible thereafter.

13.2.      Tenant Delay. Notwithstanding the terms and conditions of Section 13.1 hereof, in the event that Landlord’s Work shall not be Substantially Completed by Landlord on or before the Substantial Completion Target Date as a result of Tenant Delay, then in such event, for all intents and purposes of this Lease, Landlord’s Work shall be deemed to have been Substantially Completed by Landlord as of the date Landlord shall determine, in the sole and absolute discretion of Landlord, that Landlord would have Substantially Completed Landlord’s Work but for the occurrence of such Tenant Delay. Furthermore, not later than ten (10) days after written demand shall be made therefor by Landlord of Tenant, Tenant shall reimburse Landlord for all costs and/or expenses (if any) that Landlord shall incur in connection with the construction and/or installation of Landlord’s Work as a result of (i) the occurrence of any Tenant Delay or (ii) any change with regard to the scope or details of Landlord’s Work (as described in Exhibit C) requested by Tenant and approved by Landlord subsequent to the Effective Date.

13.3.      Contractors; Construction Standards. Landlord’s Work shall be constructed and/or installed by Landlord using contractors (and subcontractors, if deemed necessary by Landlord) selected by Landlord, in Landlord’s sole and absolute discretion, as having experience in connection with the construction and/or installation of alterations and improvements similar in nature to Landlord’s Work. Landlord’s Work shall be constructed and/or installed (a) in a good and workmanlike manner, (b) in accordance with all applicable Laws, and (c) in accordance with all final construction drawings, plans and specifications relating thereto approved by Landlord (if any). Except to the extent expressly set forth to the contrary in Exhibit C, all of the materials, equipment, and components of Landlord’s Work, as well as the style, color, brand, and specification thereof and the location of installation thereof within the Premises, shall be selected by Landlord, in Landlord’s sole but reasonable discretion.

13.4.      Delay In Possession. If for any reason Landlord cannot Substantially Complete Landlord’s Work and deliver possession of the Premises to Tenant on or before the Substantial Completion Target Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant following Substantial Completion of Landlord’s Work.

13.5.      Cost of Landlord’s Work. Subject to the terms and conditions of Section 13.2 hereof, Landlord’s Work shall be completed at Landlord’s sole cost and expense.

13.6.      Landlord’s Access to Complete Landlord’s Work. For purposes of this Lease, “Landlord’s Work Construction Period” means that period of time commencing on the Effective Date of this Lease and ending on the date as of which Landlord shall deem Landlord’s Work to have been completed in all respects. Tenant hereby agrees that Landlord and the agents, employees and contractors of Landlord shall have the right to enter upon the Premises at any and all times during Landlord’s Work Construction Period (including, without limitation, on weekends and at hours other than the normal business hours of Tenant) for the purposes of completing Landlord’s Work. Neither Landlord nor any agents, employees, or contractors of Landlord shall have any liability to Tenant (including, without limitation, for any damages that Tenant may suffer) as a result of, or in connection with, any disruption to, or interference with, the business operations of Tenant being conducted at the Premises during Landlord’s Work Construction Period as a result of the construction and/or installation of Landlord’s Work so long as Landlord shall use commercially reasonable efforts to avoid any material disruption to, or interference with, the business operations of Tenant being conducted at the Premises during Landlord’s Work Construction Period as a result of the construction and/or installation of Landlord’s Work. At Tenant’s sole cost and expense, Tenant shall cooperate, and cause its agents and employees to cooperate, fully and in all respects, with Landlord and the agents, employees and contractors of Landlord in the Premises during Landlord’s Work Construction Period for the purposes of facilitating the completion of Landlord’s Work. In furtherance of the foregoing, upon request made at any time or times during Landlord’s Work Construction Period by Landlord or any of the agents, employees or contractors of Landlord so as to facilitate the completion of Landlord’s Work, at Tenant’s sole cost and expense, Tenant shall move, remove and/or relocate, or cause to be moved, removed and/or relocated, to, from or within the Premises, any machinery, equipment, furniture, furnishings, inventory or other personal property of Tenant that may at such time be located in, on  or about the Premises.

[Separate signature page to follow.]

Executed as a sealed instrument as of the Effective Date.

LANDLORD:

301 TREBLE COVE ROAD BILLERICA, LLC,

a Massachusetts limited liability company

By: /s/ Bob Flynn

Name: Bob Flynn

Title: Authorized Signatory

TENANT:

BIOLIFE SOLUTIONS, INC.,

TENANT:

BIOLIFE SOLUTIONS, INC.,

a Delaware corporation

By: /s/ Roderick de Greef

Name: Roderick de Greef

Title: CFO

Signature Page to Lease

EXHIBIT A-1

PLAN OF PREMISES

Exhibit A-1, Page 1

EXHIBIT A-2

LEGAL DESCRIPTION OF THE LAND

Exhibit A-2, Page 1

EXHIBIT B

RULES AND REGULATIONS

1.

No advertisements, pictures or signs of any sort shall be displayed on or outside the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld. This prohibition shall include any portable signs placed within the parking lot or on streets adjacent thereto for the purpose of advertising or display. Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.

2.	Tenant shall not use any method of heating or air-conditioning other than that supplied by the Building systems without the prior written consent of Landlord, which shall not be unreasonably withheld.

3.	Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections shall be attached to the outside walls of the Building.

4.	Tenant shall not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

5.

Tenant shall not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant shall not permit cooking in or about the Premises other than in microwave ovens.

6.	Tenant shall not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

7.	Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord.

8.

Storage of propane tanks, whether interior or exterior, shall be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant shall protect electrical panels and Building mechanical equipment from damage from forklift trucks.

9.	Tenant shall not disturb, solicit or canvas any owners or occupants of any adjacent properties and shall cooperate to prevent same.

10.	No person shall go on the roof of the Building without Landlord’s permission except to perform obligations or to exercise Tenant’s rights under its lease.

11.	No animals (other than seeing eye dogs) or birds of any kind may be brought into or kept in or about the Premises.

Exhibit B, Page 1

12.

Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to cause harm to the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant shall cease using any such machinery which causes such noise and vibration which cannot be sufficiently mitigated.

13.

All goods and equipment, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or exterior loading areas overnight, except within vehicles.

14.

Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted on streets adjacent to the Property.

15.	Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt.

16.

Tenant shall be responsible for the safe storage and removal of all pallets. Pallets shall be stored in a neat and orderly manner, so as not to have an unkempt appearance from the street or other public areas. If pallets are stored within the Premises, storage shall comply with safe practices as described in Factory Mutual Loss Prevention Data Sheet 8-24.

17.

Tenant shall be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored in a neat and orderly manner, so as not to have an unkempt appearance from the street or other public areas. Landlord reserves the right to remove, at Tenant’s expense and without further notice, any trash or refuse left elsewhere outside of the Premises or the Building.

18.

Tenant shall not store or permit the storage or placement of goods or merchandise outside of the Building, except in vehicles. No displays or sales of merchandise shall be allowed in the parking lots or other common areas of the Property.

19.

Tenant shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual “Red Tag Alert” system, including weekly visual inspection of all sprinkler system valves on or within the  Premises.

Exhibit B, Page 2

EXHIBIT C

WORK LETTER

This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed by Landlord in constructing the Building and preparing the Premises for Tenant’s Permitted Use.

1.      Landlord’s Work. Subject to the provisions of the Lease, including, without limitation this Exhibit C, Landlord shall, at Landlord’s cost and expense (provided that if the actual cost of any portion of Landlord’s Work exceeds the amount set forth for such portion in the Scope of Work, as defined herein, due to any change requested by Tenant after the Effective Date, Tenant shall reimburse Landlord for such excess within ten (10) days of demand therefor), (i) construct the Building, (ii) prepare the Premises for delivery to Tenant in “warm, lit shell” condition (which shall include heat provided by one Cambridge Air Solutions model S950 heating unit, four (4) bathroom stalls, LED lighting, and all base building systems in good working order), and (iii) prepare up to 3,000 square feet of office space in “turn-key” condition for Tenant’s Permitted Use (collectively “Landlord’s Work”), substantially in accordance with the scope of work attached hereto as Exhibit C-1 (collectively, the “Scope of Work”) and the office finish schedule attached hereto as Exhibit C-2. Landlord and Tenant will work together in good faith to finalize plans and specifications for Landlord’s Work (the “Plans and Specifications”) within forty-five (45) days after the Effective Date, provided that in no event shall Landlord be liable for any failure of the parties to finalize such Plans and Specifications within such forty-five (45) day period. Notwithstanding the foregoing, Landlord may, following such finalization, update, modify and refine such Plans and Specifications from time to time, including in connection with the completion of the construction documents phase of the Building’s design process; provided, however, that any such modifications, unless required by Legal Requirements or by permits or approvals issued by governmental authorities having jurisdiction over the Project, (a) shall not materially and adversely affect Tenant’s use of or access to the Premises and (b) shall otherwise comply with the terms and conditions of this Lease. Upon Tenant’s request from time to time, Landlord shall update Tenant and its representatives about the status of Landlord’s Work and the then estimated date of Substantial Completion.

2.      Tenant Responses; Tenant Delay. Tenant shall respond, in writing, to any requests from Landlord, Landlord’s contractor, or Landlord’s architect for information, consents, or authorizations to proceed (including without limitation with respect to any proposed Plans and Specifications), within three (3) business days of Tenant’s receipt of such request. Any failure by Tenant to respond within such time period shall constitute a Tenant Delay. “Tenant Delay” shall mean any delay in the performance and timely completion of Landlord’s Work arising out of or resulting from (i) any delay by Tenant or Tenant’s architect in submission of information or plans or to timely respond to requests for information within the time periods set forth in this Exhibit C, any interference with the performance of Landlord’s Work by Tenant or any employee, agent, contractor or representative of Tenant, (iii) the design, construction, or installation of the Generator Pad, or (iv) any other act or omission by Tenant and/or any employee, agent, contractor or representative of Tenant, including but not limited to any change or addition to the Scope of Work requested by Tenant and any other change orders requested by Tenant. Notwithstanding the foregoing, except where a Tenant Delay arises from Tenant’s failure timely to act within on or before a date or time period expressly set forth in the Lease (in which event no Tenant Delay Notice shall be required): (x) in no event shall any act or omission be deemed to be a Tenant Delay until and unless Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant (a) that a Tenant Delay is likely to occur or is occurring, and (b) of the basis on which Landlord has determined that a Tenant Delay is likely to occur or is occurring, and (y) no period of time prior to the time that Tenant receives a Tenant Delay Notice shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice.

Exhibit C, Page 1

3.      Performance and Coordination of Landlord’s Work. After Tenant opens for business in the Premises, (i) Tenant shall cooperate with Landlord in providing such access to the Premises as may be required to perform any remaining Landlord’s Work which must be performed in the Premises, including the Punchlist Items, and (ii) Landlord shall use commercially reasonable efforts to minimize any unreasonable interference with the conduct of Tenant’s business in the Premises. Landlord shall conduct core drilling and other work of excessive noise or excessive vibration and any work emitting noxious or unpleasant odors after normal working hours.

4.      Substantial Completion. “Substantially Complete” or “Substantial Completion,” when referring to Landlord’s Work, shall mean that: (1) Landlord’s Work is completed, other than Punchlist Items (defined below) which do not materially affect Tenant’s use of, or access to, the Premises, (2) the Premises and those portions of the common areas of the Building which affect Tenant’s occupancy for the Permitted Use are in conformance with all applicable Legal Requirements, (3) Landlord has delivered to Tenant a Certificate of Occupancy for the Building and Premises, and (4) the general contractor, the construction manager, or the architect employed by Landlord with respect to the construction and/or installation of Landlord’s Work has certified to Landlord that Landlord’s Work has been substantially completed in all material respects substantially in accordance with the Plans and Specifications.

5.      TI Allowance. Landlord shall provide to Tenant an allowance of up to Eighty Thousand Four Hundred Dollars ($80,400) (the “TI Allowance”), to be applied toward the cost (including architectural fees, engineering fees, third party construction supervision fees, construction costs, and similar expenses) of electrical modifications to the warehouse space and Fifty-Three Thousand Six Hundred Dollars ($53,600) for generators (the “Warehouse Electrical Modifications”), provided that (i) the written consent of Landlord shall be required prior to the performance of any such Warehouse Electrical Modifications by Tenant or Tenant’s employees, agents, or contractors, or any other party claiming by or though Tenant; (ii) Tenant must submit a requisition to Landlord, including invoices and any other documentation reasonably requested by Landlord, prior to Tenant receiving any portion of the TI Allowance; (iii) no requisition for any portion of the TI Allowance may be submitted to Landlord more than six (6) months after the Commencement Date; and (iv) any portion of the TI Allowance not used in connection with this Exhibit C shall be forfeited and shall not be applied to Base Rent or any other obligation of Tenant under the Lease. Any and all costs of performing the Warehouse Electrical Modifications in excess of the TI Allowance shall be borne by Tenant.

6.      Alteration Loans. To the extent Tenant desires to perform any Alterations to the Premises other than the Warehouse Electrical Modifications, and Tenant has complied with all requirements in connection therewith, including without limitation as set forth in Section 6.7 of the Lease, Landlord shall make one or more loans to Tenant (each an “Alteration Loan”), up to One Hundred Fifty Thousand Dollars ($150,000) in the aggregate, to be applied toward the cost of such Alterations, provided that (i) Tenant must request any Alteration Loan contemporaneously with Tenant’s request for consent to the applicable Alterations, (ii) Alterations Loans shall accrue interest at a rate of eight percent (8%) per annum and shall be due and repayable to Landlord upon expiration of the Original Term, and (iii) Alterations Loans may not be requested in connection with Minor Alterations.

Exhibit C, Page 2

7.      Punchlist. Promptly following Substantial Completion of Landlord’s Work, Landlord and Tenant shall jointly inspect the Premises, and Landlord shall provide Tenant with a punchlist prepared by Landlord’s architect (the “Punchlist”) incorporating those items jointly identified by Landlord and Tenant during their joint inspection of Landlord’s Work, of outstanding items (the “Punchlist Items”). Subject to Force Majeure and Tenant Delays, Landlord shall complete all Punchlist Items within sixty (60) days of the date of the Punchlist (other than seasonal items, such as landscaping, requiring a longer period), provided that Tenant reasonably cooperates in connection with the completion of such Punchlist Items.

8.      Landlord’s Warranty. Landlord hereby warrants and represents to Tenant that Landlord’s Work shall be performed: (i) in a good and workmanlike manner; (ii) in all material respects, in accordance with the Plans and Specifications, and (iii) in accordance with all applicable Legal Requirements. The Landlord warranty and representations set forth in this Section 8 are referred to herein as “Landlord’s Warranty”. If, on or before the Warranty Expiration Date, Tenant gives Landlord written notice of any breach of Landlord’s Warranty promptly after Tenant becomes aware of such breach, Landlord shall, at no cost to Tenant, correct or repair such breach as soon as conditions reasonably permit and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid. The “Warranty Expiration Date” shall be defined as the date one (1) year after the Substantial Completion Date. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has breached Landlord’s Warranty or Landlord has otherwise failed to perform Landlord’s construction obligations under this Exhibit C, Tenant shall be deemed conclusively to have: (x) approved Landlord’s Work, (y) waived any claim that Landlord has breached Landlord’s Warranty, and (z) agreed that Tenant has no claim that Landlord has failed to perform any of Landlord’s obligations under this Work Letter. The provisions of this Section 8 sets forth the Tenant’s sole and exclusive remedies for any breach of the Landlord’s Warranty; however nothing in this Section 8 shall be deemed to relieve Landlord of its responsibilities to perform maintenance and repairs as required pursuant to Section 6.1 of the Lease. No cost incurred by Landlord pursuant to this Section 8 shall be included in Operating Expenses.

9.      “As Is” Condition of Premises. Except for Landlord’s Work, Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction of any improvements in the Premises. This Exhibit C shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the Original Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

10.      Construction Representative. Each party authorizes the other to rely upon all approvals granted and other actions taken by the respective construction representative designated from time to time by such party, or any person hereafter expressly designated in writing in substitution or addition thereof by notice to the party relying thereon. Tenant hereby designates Graham Young, email: gry@scisafe.com as its construction representative (“Tenant’s Construction Representative”) and Landlord hereby designates Jeff Checkoway, email: jcheckoway@calare.com as its construction representative (“Landlord’s Construction Representative”). Notices given under this Exhibit C shall comply with the terms and conditions of Section 12.1 of the Lease and simultaneously therewith, a copy of such notice shall be delivered to the applicable construction representatives by email at the addresses set forth above.

Exhibit C, Page 3

EXHIBIT C-1

SCOPE OF WORK

Exhibit C-1, Page 1

EXHIBIT C-2

SCISAFE OFFICE FINISHES	
ITEM	DESCRIPTION	FINISH TYPE
OFFICE		
Walls	Light guage framing & drywall	Level 4
Paint	Benjamin More Standard Colors	Multiple Available
Carpet	Shaw Contract Carpet Tile 24"x24"	
Base	Johnsonite Vinyl Cove Base 4"	
Ceiling Tile	Armstrong Second Look II 2'x4'	
Lighting	LED 2'x2'	
Switches	Standard Code Req Occupancy Sensor	Standard White
Doors & Frames	Hollow metal w/ prefinished birch doors	Painted
Door Hardware	Yale Paddle Stlye Handles	Brushed Aluminium
BREAK ROOM		
Millwork	P-Lam Upper and Lower appx 9LF	
Counter	Solid Surface	
Sink	Integral w/ counter top	
LVT	Mannington Abstract 12"x18" or similar	Luxury Vinyl Tile
Base	Johnsonite Vinyl Cove Base 4"	
CONFERENCE ROOM		
Conf Room Walls	2 Frameless glass walls appx 48LF	SCISAFE SPECIALTY ITEM
All other finishes	Same as OFFICE Above	
RESTROOMS		
Floor Tile	Ceramic 12"x24" with matching base	Standard
Wall Tile	Ceramic 3"x6" Wet Wall Only to 4' AFF	Standard
Toilet Partitions	Powder Coated	Standard Color Options
Toilet Accessories	Bobrick or ASI standard	Stainless
Counters	Solid Surface	
Sinks	Integral w/ counter top	
Toilets	Wall hung toilets and urinals manual flush	
Faucets	Standard Manual Operation	Commercial Grade
SIGNAGE		
Code Required	Standard HD (mens, womens, elec, spr)	Off the Shelf
BY TENANT		
A/V installaltions		
Tel/Data Installations		
Rings and Strings for Tel/Data/A/V		
FFE - Furniture, Fixtures, Equipment		
Specialty Carpeting, walk off mats, floor runners, etc		
Specialty Lighting, dimmers, etc		
Office Specialty Signage other than standard code required. Office no's, name plates, wayfinding, etc		
Exterior Wayfinding Signage		
Monument Signage		
Exterior Wall Signage

Exhibit C-2, Page 1

EXHIBIT D

FORM OF

COMMENCEMENT DATE CONFIRMATION AGREEMENT

[                           ], 20[   ]

[                           ]

[                           ]

[                           ]

Attention: [                           ]

Re: Lease (the “Lease”) dated as of January 29, 2020 between 301 Treble Cove Road Billerica, LLC, a Massachusetts limited liability company (“Landlord”), and BioLife Solutions, Inc., a Delaware corporation(“Tenant”), with respect to certain space (comprising approximately 26,800 square feet in that certain building owned by Landlord and located at 301 Treble Cove Road, Billerica, Massachusetts. Capitalized terms and herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

Commencement Date. The Commencement Date of the Lease is [                                                  ], 20[   ]. Rent

Commencement Date. The Rent Commencement Date of the Lease is [                                                  ], 20[   ].

Expiration Date. The Lease Term is scheduled to expire on [                                                  ], 20[   ].

Extended Terms. The First Extended Term, if applicable, shall commence on [                           ], 20[   ] and shall expire on [                                                  ], 20[   ], and the Second Extended Term, if applicable, shall commence on[                                                  ], 20[   ].

Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

[Separate signature page attached.]

Exhibit D, Page 1

Please indicate your agreement to the above matters by signing this letter in the space  indicated below and returning an executed original to us.

Sincerely,

301 TREBLE COVE ROAD BILLERICA, LLC,
a Massachusetts limited liability company

By:
Name:
Title:

AGREED AND ACCEPTED:

BIOLIFE SOLUTIONS, INC.,
a Delaware corporation

By:
Name:
Title:

Signature Page to Commencement Date Confirmation Agreement